                                                                     EXHIBIT 2.1

                     AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND AMONG

                             VIGNETTE CORPORATION,

                              DS MERGER SUB, INC.

                                      AND

                                DATASAGE, INC.

                                JANUARY 7, 2000

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
ARTICLE I   THE MERGER.....................................................    1
      1.1   The Merger.....................................................    1
      1.2   Closing; Effective Time........................................    2
      1.3   Effect of the Merger...........................................    2
      1.4   Articles of Organization; Bylaws; Purposes.....................    2
      1.5   Directors and Officers.........................................    2
      1.6   Effect on Capital Stock........................................    2
      1.7   Surrender of Certificates......................................    5
      1.8   No Further Ownership Rights in Target Capital Stock............    6
      1.9   Lost, Stolen or Destroyed Certificates.........................    6
      1.10  Tax Consequences...............................................    7
      1.11  Exemption from Registration....................................    7
      1.12  Taking of Necessary Action; Further Action.....................    7
      1.13  Stockholder Agreements.........................................    7

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF TARGET.......................    7
      2.1   Organization, Standing and Power...............................    7
      2.2   Capital Structure..............................................    8
      2.3   Authority......................................................    9
      2.4   Financial Statements...........................................   10
      2.5   Absence of Certain Changes.....................................   10
      2.6   Absence of Undisclosed Liabilities.............................   10
      2.7   Accounts Receivable............................................   11
      2.8   Litigation.....................................................   11
      2.9   Restrictions on Business Activities............................   11
      2.10  Governmental Authorization.....................................   11
      2.11  Title to Property..............................................   11
      2.12  Intellectual Property..........................................   12
      2.13  Environmental Matters..........................................   14
      2.14  Taxes..........................................................   14
      2.15  Employee Benefit Plans.........................................   16
      2.16  Employees and Consultants......................................   18
      2.17  Related-Party Transactions.....................................   19
      2.18  Insurance......................................................   19
      2.19  Compliance with Laws...........................................   20
      2.20  Brokers' and Finders' Fees.....................................   20
      2.21  Stockholder Agreements.........................................   20
      2.22  Vote Required..................................................   20
      2.23  Trade Relations................................................   20
      2.24  Customers and Suppliers........................................   20
      2.25  Material Contracts.............................................   21
      2.26  No Breach of Material Contracts................................   22
      2.27  Third-Party Consents...........................................   22

      2.28    Minute Books..................................................  22
      2.29    Complete Copies of Materials..................................  22
      2.30    Representations Complete......................................  22

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB.....  23
      3.1     Organization, Standing and Power..............................  23
      3.2     Capital Structure.............................................  23
      3.3     Authority.....................................................  24
      3.4     SEC Documents.................................................  25
      3.5     Litigation....................................................  26
      3.6     Compliance with Laws..........................................  26
      3.7     Securities Registration.......................................  26
      3.8     Representations Complete......................................  26

ARTICLE IV    CONDUCT PRIOR TO THE EFFECTIVE TIME...........................  26
      4.1     Conduct of Business of Target.................................  26
      4.2     Notices.......................................................  29

ARTICLE V     ADDITIONAL AGREEMENTS.........................................  29
      5.1     No Solicitation...............................................  29
      5.2     Registration Statement........................................  30
      5.3     Stockholders Meeting or Consent Solicitation..................  30
      5.4     Access to Information.........................................  31
      5.5     Confidentiality...............................................  31
      5.6     Public Disclosure.............................................  31
      5.7     Consents; Cooperation.........................................  31
      5.8     Update Disclosure; Breaches...................................  32
      5.9     Rule 144 Information..........................................  33
      5.10    Legal Requirements............................................  33
      5.11    Tax Deferred Reorganization...................................  33
      5.12    Blue Sky Laws.................................................  33
      5.13    Stock Options.................................................  33
      5.14    Escrow Agreement..............................................  34
      5.15    Listing of Additional Shares..................................  34
      5.16    Additional Agreements; Reasonable Efforts.....................  34
      5.17    Employee Benefits.............................................  35
      5.18    Parachute Payments............................................  35
      5.19    Necessary Actions.............................................  35

ARTICLE VI    CONDITIONS TO THE MERGER......................................  35
      6.1     Conditions to Obligations of Each Party to Effect the Merger..  35
      6.2     Additional Conditions to Obligations of Target................  36
      6.3     Additional Conditions to Obligations of Acquiror..............  37

ARTICLE VII   TERMINATION, EXPENSES, AMENDMENT AND WAIVER...................  38
      7.1     Termination...................................................  38

      7.2     Effect of Termination.........................................  39
      7.3     Termination Fees..............................................  39
      7.4     Expenses......................................................  40
      7.5     Amendment.....................................................  40
      7.6     Extension; Waiver.............................................  40

ARTICLE VIII  ESCROW AND INDEMNIFICATION....................................  40
      8.1     Survival of Representations, Warranties and Covenants.........  40
      8.2     Indemnity.....................................................  40
      8.3     Escrow Fund...................................................  41
      8.4     Deductibles for Claims........................................  41
      8.5     Escrow Period.................................................  41
      8.6     Claims upon Escrow Fund.......................................  41
      8.7     Objections to Claims..........................................  42
      8.8     Resolution of Conflicts; Arbitration..........................  42
      8.9     Stockholders' Agent...........................................  43
      8.10    Distribution Upon Termination of Escrow Period................  44
      8.11    Actions of the Shareholders' Agent............................  44
      8.12    Third-Party Claims............................................  44
      8.13    Maximum Liability and Remedies................................  45

ARTICLE IX    GENERAL PROVISIONS............................................  45
      9.1     Notices.......................................................  45
      9.2     Interpretation................................................  46
      9.3     Counterparts..................................................  47
      9.4     Entire Agreement; No Third Party Beneficiaries................  47
      9.5     Severability..................................................  47
      9.6     Remedies Cumulative...........................................  47
      9.7     Governing Law.................................................  48
      9.8     Assignment....................................................  48
      9.9     Rules of Construction.........................................  48

SCHEDULES
---------

Target Disclosure Letter
Acquiror Disclosure Letter
Option Schedule

Schedule 1.13    Principal Stockholders
Schedule 2.3     List of Target Subsidiaries
Schedule 2.11    Target Real Property
Schedule 2.12    Target Intellectual Property
Schedule 2.15    Target Employee Plans
Schedule 2.18    Target Insurance
Schedule 2.21    List of Principal Stockholders
Schedule 2.25    List of Material Contracts
Schedule 2.27    Third Party Consents
Schedule 6.3     Key Target Employees

EXHIBITS
--------

Exhibit A        Not Applicable
Exhibit B        Not Applicable
Exhibit C        Registration Rights
Exhibit D        Not Applicable
Exhibit E        Not Applicable
Exhibit F        Form of Employee Agreement
Exhibit G        Not Applicable
Exhibit H        FIRPTA Notice

                     AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of January 7, 2000, by and among Vignette Corporation, a Delaware corporation ("Acquiror"), DS Merger Sub, Inc., a Massachusetts corporation ("Merger Sub") and DataSage, Inc., a Massachusetts corporation ("Target").

                                    RECITALS

     A. The Boards of Directors of Target, Acquiror and Merger Sub believe it is in the best interests of their respective companies and stockholders of their respective companies that Target and Merger Sub combine into a single company through the statutory merger of Merger Sub with and into Target (the "Merger") and, in furtherance thereof, have approved the Merger.

     B. Pursuant to the Merger, among other things, each outstanding share of common stock of Target, $0.01 par value ("Target Common Stock") and each outstanding share of preferred stock of Target, $0.01 par value ("Target Preferred Stock" and together with the Target Common Stock the "Target Capital Stock"), shall be converted into shares of common stock of Acquiror, $0.01 par value ("Acquiror Common Stock"), at the rate(s) set forth herein.

     C. Target, Acquiror and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

     D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

     E. Concurrent with the execution of this Agreement and as an inducement to Acquiror to enter into this Agreement, certain of the stockholders of Target are entering into an agreement (the "Stockholder Agreement"), which provides, among other things, that such stockholders shall vote the shares of Target's Common Stock owned by such person to approve the Merger and against any competing proposals.

     NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER
                                  ----------

     1.1  The Merger.  At the Effective Time (as defined in Section 1.2) and
          ----------
subject to and upon the terms and conditions of this Agreement, the Articles of Merger to be filed with the Secretary of State of the Commonwealth of Massachusetts (the "Articles of Merger") and the applicable provisions of the Massachusetts General Corporation Law ("Massachusetts Law"), Merger Sub shall be merged with and into Target, the separate corporate existence of Merger

Sub shall cease and Target shall continue as the surviving corporation. Target as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     1.2  Closing; Effective Time. The closing of the transactions contemplated
          -----------------------
hereby (the "Closing") shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article VI hereof, but in any event no later than March 15, 2000 (the date on which the Closing shall occur, the "Closing Date"). The Closing shall take place at the offices of Goodwin, Procter & Hoar, Exchange Place, Boston, Massachusetts 02109-2881. On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing the Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts, in accordance with the relevant provisions of Massachusetts Law (the time and date of such filing being the "Effective Time" and the "Effective Date," respectively).

     1.3  Effect of the Merger. At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in this Agreement, the Articles of Merger and the applicable provisions of Massachusetts Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Target shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Articles of Organization; Bylaws; Purposes.
          ------------------------------------------

          (a) At the Effective Time, the Articles of Organization of Merger Sub, as in effect immediately prior to the Effective Time, shall become the Articles of Organization of the Surviving Corporation until thereafter amended as provided by Massachusetts Law and such Articles of Organization; provided, however, that Article I of the Articles of Organization shall be amended to read as follows: "The name of the corporation is DataSage, Inc."

          (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall become the Bylaws of the Surviving Corporation until thereafter amended.

          (c) At the Effective Time, the purposes of the Surviving Corporation shall be to engage in the Internet software business or any other activity permitted to a corporation organized under Chapter 156B of Massachusetts Law.

     1.5  Directors and Officers. At the Effective Time, the directors of Merger
          ----------------------
Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, to hold office until such time as such directors resign, are removed or their respective successors are duly elected or appointed and qualified. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, to hold office until such time as such officers resign, are removed or their respective successors are duly elected or appointed and qualified.

     1.6  Effect on Capital Stock. By virtue of the Merger and without any
          -----------------------
action on the part of Acquiror, Merger Sub, Target or the holders of any of Target's securities:

          (a)  Conversion of Target Capital Stock. The number of shares of
               ----------------------------------
Acquiror Common Stock to be issued (including Acquiror Common Stock to be reserved for issuance upon exercise of outstanding options to purchase shares of Target Common Stock ("Target Options") assumed by Acquiror pursuant to Section 5.13 hereof) in exchange for the acquisition by Acquiror of all outstanding Target Capital Stock and all outstanding unexpired and unexercised Target Options shall be 3,162,000 (the "Total Acquiror Shares"). No adjustment shall be made in the number of shares of Acquiror Common Stock issued in the Merger for any reason, other than pursuant to Section 1.6(g), including without limitation, as a result of (x) any increase or decrease in the market price of Acquiror Common Stock prior to the Effective Time or (y) any cash proceeds received by Target from the date hereof to the Closing Date pursuant to the exercise of currently outstanding Target Options. Subject to the terms and conditions of this Agreement and the Articles of Merger as of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Target Capital Stock, at the Effective Time, each share of Target Common Stock and Target Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled pursuant to Section 1.6(c) and Dissenting Shares (as defined below)) shall be converted into and exchanged for 0.1266 shares of Acquiror Common Stock (the "Exchange Ratio"), subject to the Escrow provisions contained in Article VIII.

          (b)  Dissenting Shares.
               -----------------

               (A) Notwithstanding any provision of this Agreement to the contrary, any shares of Target Stock held by a holder who has complied with
Section 86 of Chapter 156B of Massachusetts General Laws ("Section 86") and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("Dissenting Shares") shall not be converted into or represent a right to receive Acquiror Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by Massachusetts Law.

               (B) Notwithstanding the provisions of subsection (a), if any holder of shares of Target Capital Stock who complies with Section 86 but thereafter effectively withdraws or loses (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the Acquiror Common Stock as provided in Section 1.6, without interest thereon, upon surrender of the certificate representing such shares.

               (C) The Target shall give Acquiror (i) prompt notice of any written demands for appraisal of any shares of Target Capital Stock, withdrawals of such demands, and any other instruments served pursuant to Massachusetts Law and received by the Target and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Massachusetts Law.

          (c)  Cancellation of Target Capital Stock Owned by Acquiror or Target.
               ----------------------------------------------------------------
At the Effective Time, each share of Target Capital Stock that is owned by Target as treasury stock, each share of Target Capital Stock owned by Acquiror or any direct or indirect wholly owned subsidiary of Acquiror or of Target immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (d)  Target Stock and Option Plans. At the Effective Time, the Target
               -----------------------------
1996 Stock and Option Plan and 1997 Stock and Option Plan, each as amended (collectively, the "Target Stock Option Plan") and all options to purchase Target Common Stock then outstanding under the Target Stock Option Plan shall be assumed by Acquiror in accordance with Section 5.13.

          (e)  Capital Stock of Merger Sub. At the Effective Time, each share of
               ---------------------------
Common Stock, $.01 par value, of Merger Sub ("Merger Sub Common Stock"), issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, $.01 par value, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (f)  Adjustments to Exchange Ratio. The exchange ratios shall be
               -----------------------------
adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Target Capital Stock), reorganization, recapitalization or other like change with respect to Acquiror Common Stock or Target Capital Stock occurring after the date hereof and prior to the Effective Time.

          (g)  Fractional Shares. No fraction of a share of Acquiror Common
               -----------------
Stock will be issued, but in lieu thereof each holder of shares of Target Capital Stock who would otherwise be entitled to a fraction of a share of Acquiror Common Stock (after aggregating all fractional shares of Acquiror Common Stock to be received by such holder) shall receive from Acquiror an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average of the closing prices for a share of Acquiror Common Stock as quoted on the Nasdaq National Market for the twenty
(20) trading days immediately preceding and ending on the last trading day before the Closing Date (the "Closing Price").

          (h)  Dissenter's Rights. Any Dissenting Shares shall not be converted
               ------------------
into Acquiror Common Stock and shall not receive any cash but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to Massachusetts Law. Target agrees that, except with the prior written consent of Acquiror, or as required under Massachusetts Law, it will not prior to the Effective Time make any payment with respect to, or settle or offer to settle, any claim, demand, or other liability with respect to any Dissenting Shares. Each holder of Dissenting Shares ("Dissenting Stockholder") who, pursuant to the provisions of Massachusetts Law, becomes entitled to payment of the value for shares of Target Capital Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Acquiror shall issue and deliver, upon surrender by such stockholder of certificate or certificates representing shares of Target Capital Stock, (i) the number of shares of Acquiror Common Stock to which such stockholder would otherwise be entitled under this Section 1.6 and the Articles of Merger less the number of shares allocable to such stockholder that have been or will be deposited in the Escrow Fund (as defined below) pursuant to Section 1.7(c) and Article VIII hereof and (ii) issue and pay to the such stockholders all dividends and other distributions which would have been paid on such shares if they had been issued at the Effective Time.

     1.7  Surrender of Certificates.
          -------------------------

          (a)  Exchange Agent. ChaseMellon Shareholder Services, L.L.C. shall
               --------------
act as exchange agent (the "Exchange Agent") in the Merger.

          (b)  Acquiror to Provide Common Stock and Cash. At the Effective Time,
               -----------------------------------------
Acquiror shall issue and make available to the Exchange Agent for exchange in accordance with this Article I, (i) the shares of Acquiror Common Stock issuable pursuant to Section 1.6(a) in exchange for shares of Target Capital Stock outstanding immediately prior to the Effective Time less the number of shares (the "Escrow Shares") of Acquiror Common Stock to be deposited into an escrow fund (the "Escrow Fund") pursuant to the requirements of Article VIII hereof and
(ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section 1.6(h).

          (c)  Exchange Procedures. Promptly after the Effective Time, Acquiror
               -------------------
shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Target Capital Stock, whose shares were converted into the right to receive shares of Acquiror Common Stock (and cash in lieu of fractional shares) pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Acquiror may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Acquiror Common Stock (and cash in lieu of fractional shares). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Acquiror Common Stock less the number of shares of Acquiror Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to
Article VIII hereof and payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Target Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Acquiror Common Stock into which such shares of Target Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6. At the Effective Time, and subject to and in accordance with the provisions of Section 8.3 hereof, Acquiror shall cause to be delivered to the Escrow Agent (as defined in Section 8.3 hereof) a certificate or certificates representing 415,226 of the Total Acquiror Shares which certificate or certificates shall be registered in the name of the Escrow Agent as nominee for the holders of Certificates cancelled pursuant to this Section
1.7. Such shares shall be beneficially owned by such holders and shall be held in escrow and shall be available to compensate Acquiror for certain damages as provided in Article VIII. To the extent not used for such purposes, such shares shall be released, all as provided in Article VIII hereof.

          (d)  Distributions with Respect to Unexchanged Shares. No dividends or
               ------------------------------------------------
other distributions with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby until the holder of record of such Certificate surrenders such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time which would have been previously payable (but for the provisions of this Section 1.7(d)) with respect to such shares of Acquiror Common Stock.

          (e)  Transfers of Ownership. If any certificate for shares of Acquiror
               ----------------------
Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered is properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Acquiror or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Acquiror Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Acquiror or any agent designated by it that such tax has been paid or is not payable.

          (f)  No Liability. Notwithstanding anything to the contrary in this
               ------------
Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (g)  Dissenting Shares. The provisions of this Section 1.7 shall also
               -----------------
apply to Dissenting Shares that lose their status as such, except that the obligations of Acquiror under this Section 1.7 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the number of shares of Acquiror Common Stock to which such holder is entitled pursuant to Section 1.6 hereof.

     1.8  No Further Ownership Rights in Target Capital Stock. All shares of
          ---------------------------------------------------
Acquiror Common Stock issued upon the surrender for exchange of shares of Target Capital Stock in accordance with the terms hereof (including any cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights inherent in such shares of Target Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Target Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.9  Lost, Stolen or Destroyed Certificates. In the event any Certificates
          --------------------------------------
shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Acquiror Common Stock (and cash in lieu of fractional shares) as may be required pursuant to
Section 1.6; provided, however, that Acquiror may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to indemnify Acquiror against any claim that may be made against Acquiror, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.10 Tax Consequences. It is intended by the parties hereto that the Merger
          ----------------
shall constitute a reorganization within the meaning of Section 368 of the Code. No party shall take any action which would, to such party's knowledge, cause the Merger to fail to qualify as a reorganization within the meaning of Section 368 of the Code.

     1.11 Exemption from Registration. The shares of Acquiror Common Stock to be
          ---------------------------
issued in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") by reason of Section 4(2) thereof and under applicable securities laws of the Commonwealth of Massachusetts and any other applicable states.

     1.12 Taking of Necessary Action; Further Action. If, at any time after the
          ------------------------------------------
Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target, the officers and directors of Target and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and shall take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

     1.13 Stockholder Agreements. As of the date hereof, each of the
          ----------------------
Stockholders of Target identified on Schedule 1.13 has executed a Stockholder Agreement.

                                  ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF TARGET
                   ----------------------------------------

     Target represents and warrants to Acquiror and Merger Sub that the statements contained in this Article II are true and correct, except as set forth in the disclosure letter delivered by Target to Acquiror prior to the execution and delivery of this Agreement (the "Target Disclosure Letter"). The Target Disclosure Letter shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II; and the disclosure in any paragraph shall qualify only the corresponding paragraph in this Article II. Any reference in this Article II to an agreement being "enforceable" shall be deemed to be qualified to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors, and (ii) the availability of specific performance, injunctive relief and other equitable remedies. For all purposes, except for Sections 2.1, 2.2, 2.3 and 2.4 of this Article II, "Target" will be deemed to include Target and each of Target's subsidiaries, unless the context otherwise requires, and the use of the word "material" in connection therewith shall mean material as to Target and such subsidiaries, taken as a whole.

     2.1  Organization, Standing and Power. Target is a corporation duly
          --------------------------------
organized, validly existing and in good standing under the laws of its jurisdiction of organization. Target has the corporate power to own its properties and to carry on its business as now being conducted and as proposed by it to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect (as defined in Section 9.2) on Target. Target has delivered to Acquiror a true and correct copy of the Articles of Organization and Bylaws of Target, each as amended to date. Target is not in violation of any of the provisions of its Articles of Organization or Bylaws. Target is the owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such subsidiary are owned by Target free and clear of any liens, charges, claims or encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating Target or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Target does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     2.2  Capital Structure. The authorized capital stock of Target consists of
          -----------------
25,000,000 shares of Common Stock and 15,000,000 shares of Preferred Stock, of which there were issued and outstanding as of the date of this Agreement, 5,504,550 shares of Common Stock, 3,469,233 shares of Series A Preferred Stock (the "Series A Preferred"), 7,761,965 shares of Series B Preferred Stock (the "Series B Preferred") and 3,528,487 shares of Series C Preferred Stock (the "Series C Preferred"). There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities after the date of this Agreement other than pursuant to the exercise of options outstanding as of the date of this Agreement under the Target Stock Option Plan and upon conversion of the promissory note dated October 11, 1999 in favor of Lighthouse Capital Partners III, L.P. (the "Lighthouse Convertible Note"). All outstanding shares of Target Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights, rights of first refusal, rights of first offer or similar rights created by statute, the Articles of Organization or Bylaws of Target or any agreement to which Target is a party or by which it is bound. As of the date of this Agreement, Target has reserved (i) 3,469,233 shares, 7,761,965 shares and 3,528,487 shares of Common Stock for issuance upon conversion of the Series A Preferred, the Series B Preferred and the Series C Preferred, (ii) 5,585,000 shares of Common Stock for issuance to employees, directors and consultants pursuant to the Target Stock Option Plan, of which 852,730 shares have been issued pursuant to option exercises or direct stock purchases, 4,354,393 shares are subject to outstanding, unexercised options and (iii) 129,218 shares for issuance upon conversion of the Lighthouse Convertible Note. Except for (i) the rights created pursuant to this Agreement and (ii) Target's right to repurchase any unvested shares under the Target Stock Option Plan, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Target is a party or by which it is bound obligating Target to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Target Capital Stock or obligating Target to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to the voting, purchase or sale of Target Capital Stock (i) between or among Target and any of its stockholders and (ii) to the best of Target's knowledge, among any of Target's stockholders or between any of Target's stockholders and any third party, except for the stockholders delivering the Stockholder Agreement (as defined herein). The terms of the Target Stock Option Plan permit the assumption of such Target Stock Option Plan by Acquiror provided in this Agreement, without the consent or approval of the holders of the outstanding options, the Target stockholders, or otherwise and without any acceleration of the exercise schedule or vesting provisions in effect for such options, except as set forth in the Target Stock Option Plan. True and complete copies of all agreements and instruments, as amended, relating to or issued under the Target Stock Option Plan have been made available to Acquiror, and such agreements and instruments have not been further amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments from the form made available to Acquiror. All outstanding shares of Target Capital Stock and options to purchase shares of Target Capital Stock were issued in compliance with all applicable federal and state securities laws.

     2.3  Authority.
          ---------

          (a) Target has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Target, subject only to the approval of the Merger by Target's stockholders as contemplated by Section 6.1(a). This Agreement has been duly executed and delivered by Target and constitutes the valid and binding obligation of Target enforceable against Target in accordance with its terms.

          (b) Each subsidiary of Target has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification. Attached hereto as
Schedule 2.3 is a list of each subsidiary of Target.

          (c) The execution and delivery of this Agreement by Target does not, and the consummation by Target of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Articles of Organization or Bylaws of Target or its subsidiaries, each as amended, or (ii) any Material Contract (as defined in Section 2.25), permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or its subsidiaries or any of their respective properties or assets.

          (d) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Target or its subsidiaries in connection with the execution and delivery of the Agreement or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the

Articles of Merger, as provided in Section 1.2; (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; and (iii) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR").

     2.4  Financial Statements. Target has delivered to Acquiror its audited
          --------------------
financial statements (balance sheet, statement of operations, statement of stockholders' equity and statement of cash flows) for the fiscal year ended December 31, 1998 and its unaudited financial statements (balance sheet and statement of operations) on a consolidated basis as at, and for the one year period ended December 31, 1999 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") (except that the unaudited financial statements do not have notes thereto) applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements fairly present in all material respects the financial condition and operating results of Target as of the dates, and for the periods, indicated therein, subject, in the case of the unaudited financial statements, to normal year-end audit adjustments. Target maintains a standard system of accounting established and administered in accordance with GAAP.

     2.5  Absence of Certain Changes. Since December 31, 1999, (the "Target
          --------------------------
Balance Sheet Date"), Target has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect on Target;
(ii) any acquisition, sale or transfer of any material asset of Target other than in the ordinary course of business; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Target or any revaluation by Target of any of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Target, or any direct or indirect redemption, purchase or other acquisition by Target of any of its shares of capital stock; (v) any Material Contract entered into by Target, other than as provided to Acquiror, or any material amendment or termination of, or default under, any Material Contract to which Target is a party or by which it is bound; (vi) any amendment or change to the Articles of Organization or Bylaws of Target; (vii) any increase in or modification of the compensation or benefits payable or to become payable by Target to any of its directors, employees or consultants; or (viii) any agreement by Target to do any of the things described in the preceding clauses (i) through (vii) (other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement).

     2.6  Absence of Undisclosed Liabilities. Target has no material obligations
          ----------------------------------
or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet as of the Target Balance Sheet Date (the "Target Balance Sheet"), (ii) those incurred in the ordinary course of business prior to the Target Balance Sheet Date and not required to be set forth in the Target Balance Sheet under GAAP, (iii) those incurred in the ordinary course of business since the Target Balance Sheet Date in amounts consistent with prior periods, and (iv) those incurred in connection with the transactions contemplated by this Agreement.

     2.7  Accounts Receivable. The accounts receivable shown on the Target
          -------------------
Balance Sheet arose in the ordinary course of business and have been collected or are collectible in the book amounts thereof, less the allowance for doubtful accounts and returns provided for in such balance sheet. Allowances for doubtful accounts and returns are adequate and have been prepared in accordance with GAAP and consistent with past practices of Target. The accounts receivable of Target arising after the date of the Target Balance Sheet and prior to the date hereof arose, and the accounts receivable arising prior to the Effective Time will arise, in the ordinary course of business and have been collected or are collectible in the book amounts thereof, less allowances for doubtful accounts and returns determined in accordance with GAAP and consistent with past practices. None of the accounts receivable are subject to any material claim of offset or recoupment, or counterclaim and Target has no knowledge of any specific facts that would be reasonably likely to give rise to any such material claim. No material amount of accounts receivable are contingent upon the performance by Target of any obligation. No agreement for deduction or discount has been made with respect to any accounts receivable.

     2.8  Litigation. There is no private or governmental action, suit,
          ----------
proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Target, threatened against Target or any of its properties or officers or directors (in their capacities as such). There is no judgment, decree or order against Target, or, to the knowledge of Target, against any of its directors or officers (in their capacities as such), that could reasonably be expected to prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Target. All litigation to which Target is a party (or, to the knowledge of Target, threatened to become a party) is disclosed in the Target Disclosure Letter. Target does not have any plans to initiate any litigation, arbitration or other proceeding against any third party.

     2.9  Restrictions on Business Activities. There is no agreement, judgment,
          -----------------------------------
injunction, order or decree binding upon Target that has or could reasonably be expected to have the effect of prohibiting or impairing any current or future business practice of Target, any acquisition of property by Target or the conduct of business by Target as currently conducted or as proposed to be conducted by Target.

     2.10 Governmental Authorization. Target has obtained each federal, state,
          --------------------------
county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Target currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Target's business or the holding of any such interest ((i) and (ii) herein collectively called "Target Authorizations"), and all of such Target Authorizations are in full force and effect, except where the failure to obtain or have any such Target Authorizations could not reasonably be expected to have a Material Adverse Effect on Target.

     2.11 Title to Property. Target has good and marketable title to all of its
          -----------------
properties, interests in properties and assets), real and personal, (other than properties and assets held pursuant to licenses, necessary for the conduct of its business as presently conducted or which are reflected in the Target Balance Sheet or which were acquired after the Target Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of in the ordinary course of business since the Target Balance Sheet Date), or with respect to leased properties and assets, valid leasehold interests therein, in each case free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable (ii) such imperfections of title, liens and easements as do not, and will not, materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt that are reflected on the Target Balance Sheet. The plants, property and equipment of Target that are used in the operations of its business are in good operating condition and repair, ordinary wear and tear excepted. All properties used in the operations of Target are reflected in the Target Balance Sheet to the extent GAAP require the same to be reflected. Schedule 2.11 identifies each parcel of
                                       -------------
real property owned by Target.

     2.12 Intellectual Property.
          ---------------------

          (a) Target owns or is licensed for, and in any event possesses sufficient and legally enforceable rights with respect to, all Intellectual Property (defined below) that is (or is proposed by Target to be) used, exercised, or exploited ("Used") in, or that may be necessary for, its business as currently conducted or as proposed by Target to be conducted ("Target Intellectual Property," which term will also include all other Intellectual Property owned by or licensed to Target now or in the past) without any conflict with or infringement or misappropriation of any rights or property of others ("Infringement"). Except as set forth in Schedule 2.12, such ownership, licenses and rights are exclusive (A) except with respect to Inventions (defined below) in the public domain that are not important differentiators of Target's business or proposed business and (B) except with respect to standard, generally commercially available, "off-the-shelf" third party products that are not part of any current or proposed product, service or Intellectual Property offering of Target. No Target Intellectual Property (excluding Intellectual Property licensed to Target only on a nonexclusive basis) was conceived or developed directly or indirectly with or pursuant to government funding or a government contract. "Intellectual Property" means (i) inventions (whether or not patentable); trade names, trade marks, service marks, logos and other designations ("Marks"); works of authorship; mask works; data; technology, know-how, trade secrets, ideas and information; designs; formulas; algorithms; processes; schematics; computer software (in source code and/or object code form); and all other intellectual and industrial property of any sort ("Inventions") and (ii) patent rights; Mark rights; copyrights; mask work rights; sui generis database rights; trade secret rights; moral rights; and all other intellectual and industrial property rights of any sort throughout the world, and all applications, registrations, issuances and the like with respect thereto ("IP Rights"). All copyrightable matter within Target Intellectual Property has been created by persons who were employees or contractors of Target at the time of creation and no third party has or will have "moral rights" or rights to terminate any assignment or license with respect thereto. Target has not received any communication alleging or suggesting that or questioning whether Target has been or may be (whether in its current or proposed business or otherwise) engaged in, liable for or contributing to any Infringement, nor does Target have any reason to expect that any such communication will be forthcoming.

          (b) To the extent included in Target Intellectual Property (but excluding Intellectual Property licensed to Target only on a nonexclusive basis), Schedule 2.12 lists (by name, number, jurisdiction, owner and, where
        -------------
applicable, the name and address of each inventor) all patents and patent applications; all registered and unregistered Marks; and all registered and, if material, unregistered copyrights and mask works; and all other issuances, registrations, applications and like documents with respect to those IP Rights or any other IP Rights included in Target Intellectual Property (but excluding Intellectual Property licensed to Target only on a non-exclusive basis). No cancellation, termination, expiration or abandonment of any of the foregoing (except natural expiration or termination at the end of the full possible term, including extensions and renewals) is anticipated by Target. Target is not aware of any questions or challenges (or any specific basis therefor) with respect to the validity of any of the foregoing issued or registered IP Rights (or any part or claim thereof) or with respect to the patentability of any claim of any of the foregoing patent applications.

          (c) There is, to the knowledge of Target, no unauthorized Use, disclosure, infringement or misappropriation of any Target Intellectual Property by any third party, including, without limitation, any employee or former employee of Target.

          (d) Target has taken all commercially reasonable steps to protect and preserve the confidentiality of all Target Intellectual Property that is not otherwise disclosed in published patents or patent applications or registered copyrights ("Target Confidential Information"). All use by and disclosure to employees or others of Target Confidential Information has been pursuant to the terms of valid and binding written confidentiality and nonuse/restricted-use agreements. Target has not disclosed or delivered to any third party, or permitted the disclosure or delivery to any escrow holder or other person any part of any Source Materials (defined in Section 2.25(l)).

          (e) Each current and former employee and contractor of Target who is or was involved in, or who has contributed or is contributing to, or who will be involved in or contribute to, the creation or development of any Target Intellectual Property has executed and delivered (and to the knowledge of Target is in compliance with) an enforceable agreement in substantially the form of Target's standard Proprietary Information and Inventions Agreement (in the case of an employee) or Target's standard Consulting Agreement (in the case of a contractor) which agreement provides valid written assignments of all title and rights to any Target Intellectual Property conceived or developed thereunder, or otherwise in connection with his or her consulting or employment, whether or not already owned by Target by operation of law.

          (f) To Target's knowledge, Target is not Using, and it will not be necessary to Use, (i) any Inventions of any of its past or present employees or contractors (or people currently intended to be hired) made prior to or outside the scope of their employment by Target or (ii) any confidential information or trade secrets of any former employer of any such person.

          (g) Target represents and warrants that the following are Year 2000 Compliant (as defined below): (1) Target's internal software, firmware, hardware, systems and similar technology, whether created by Target or acquired from third parties, (2) all products currently offered by Target for sale, license, sublicense, distribution, sub-distribution, resale or use by third parties, whether created by Target or acquired from third parties, and (3) all products sold, sublicensed, distributed or otherwise delivered by Target to a third party prior to the Effective Date. "Year 2000 Compliant" means the ability of software, firmware, hardware, systems and similar technology to provide all of the following functions: (i) handle date information before, during and after January 1, 2000, including but not limited to properly accounting for leap years, accepting date input, providing date output, and performing calculations on dates or portions of dates; (ii) function accurately and without interruption before, during and after January 1, 2000, without any change in operations associated with the advent of the new century;
(iii) respond to two-digit year-date input in a way that resolves the ambiguity as to century in a disclosed, defined and predetermined manner; and (iv) store and provide output of date information in ways that are unambiguous as to century.

     2.13 Environmental Matters. Target is and has at all times operated its
          ---------------------
business in material compliance with all Environmental Laws and to the best of Target's knowledge, no material expenditures are or will be required in order to comply with such Environmental Laws. "Environmental Laws" means all applicable statutes, rules, regulations, ordinances, orders, decrees, judgments, permits, licenses, consents, approvals, authorizations, and governmental requirements or directives or other obligations lawfully imposed by governmental authority under federal, state or local law pertaining to the protection of the environment, protection of public health, protection of worker health and safety, the treatment, emission and/or discharge of gaseous, particulate and/or effluent pollutants, and/or the handling of hazardous materials, including without limitation, the Clean Air Act, 42 U.S.C.(S). 7401, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"),
42 U.S.C.(S). 9601, et seq., the Federal Water Pollution Control Act,
33 U.S.C.(S). 1321, et seq., the Hazardous Materials Transportation Act,
49 U.S.C.(S). 1801, et seq., the Resource Conservation and Recovery Act,
42 U.S.C.(S). 6901, et seq. ("RCRA"), and the Toxic Substances Control Act,
15 U.S.C. (S). 2601, et seq.

     2.14 Taxes.
          -----

          (a) All Tax returns, statements, reports, declarations and other forms and documents (including without limitation estimated Tax returns and reports and material information statements, returns and reports) required to be filed with any Tax authority with respect to any Taxable period ending on or before the Effective Time, by or on behalf of Target (collectively, "Tax Returns" and individually a "Tax Return"), have been or will be completed and filed when due (including any extensions of such due date) and all amounts shown due on such Tax Returns on or before the Effective Time have been or will be paid on or before such date. To the best knowledge of Target, all Tax Returns were true and correct as filed. The Target Balance Sheet (i) fully accrues all liabilities for Taxes with respect to all periods through the Target Balance Sheet Date, and Target has not and will not incur any Tax liability in excess of the amount reflected on such Target Balance Sheet with respect to such periods (excluding any amount thereof that reflects timing differences between the recognition of income for purposes of GAAP and for Tax purposes), and (ii) properly accrues in accordance with GAAP all material liabilities for Taxes payable after the Target Balance Sheet Date with respect to all transactions and events occurring on or prior to such date. All information set forth in the notes to the Target Financial Statements relating to Tax matters is true, complete and accurate in all material respects. No material Tax liability since the Target Balance Sheet Date has been or will be incurred by Target other than in the ordinary course of business, and adequate provision has been made in the books and records of Target by Target for all Taxes since that date in accordance with GAAP on at least a quarterly basis.

          (b) Target has previously provided or made available to Acquiror copies of all Tax Returns. Target has withheld and paid to the applicable financial institution or Tax authority all amounts required to be withheld. To the best knowledge of Target, Tax Returns filed with respect to Taxable years of Target through the Taxable year ended December 31, 1995 in the case of the United States, are now closed. Target (or any member of any affiliated or combined group of which Target has been a member) has not granted any extension or waiver of the limitation period applicable to any Tax Returns that is still in effect. There is no material claim, audit, action, suit, proceeding, or (to the knowledge of Target) investigation now pending or (to the knowledge of Target) threatened against or with respect to Target in respect of any Tax or assessment. No notice of deficiency or similar document of any Tax authority has been received by Target, and there are no liabilities for Taxes (including liabilities for interest, additions to Tax and penalties thereon and related expenses) with respect to the issues that have been raised (and are currently pending) by any Tax authority that could, if determined adversely to Target, materially and adversely affect the liability of Target for Taxes. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of Target. Target has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code. Target is in full compliance with all the terms and conditions of any Tax exemptions or other Tax-sharing agreement or order of a foreign government and the consummation of the Merger will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption or other Tax-sharing agreement or order. Neither Target nor any person on behalf of Target has entered into or will enter into any agreement or consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income tax law) apply to any disposition of any asset owned by Target. Target has not made and will not make a consent dividend election under Section 565 of the Code. Target has never been a party (either as a distributing corporation as a corporation that has been distributed) to any transaction intended to qualify under Section 355 of the Code or any corresponding provision of state law. Target has not participated in (and will not participate in) an international boycott within the meaning of
Section 999 of the Code. Target does not have and has not had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States of America and such foreign country and Target has not engaged in a trade or business within any foreign country. Target has never elected to be treated as an S-corporation under Section 1362 of the Code or any corresponding provision of federal or state law. To the extent required by applicable law, all material elections with respect to Target's Taxes made during the fiscal years ending December 31, 1996, 1997 and 1998 are reflected on the Target Tax Returns for such periods, copies of which have been provided or made available to Acquiror. After the date of this Agreement, no material election with respect to Taxes will be made without the prior written consent of Acquiror, which consent will not be unreasonably withheld or delayed. Target is not currently and never has been subject to the reporting requirements of Section 6038A of the Code. To the best knowledge of Target, there is no agreement, contract or arrangement to which Target is a party that could, individually or collectively, result in the payment of any amount that would not be deductible by reason of Sections 162(a) (by reason of being unreasonable in amount), 162 (b) through (p) or 404 of the Code. Target is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (whether written or, to the best knowledge of Target, unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated Tax returns, under operation of certain state laws as a result of being a member of a unitary group, or under comparable laws of other states or foreign jurisdictions) which includes a party other than Target, nor does Target owe any amount under any such Agreement. Target is not, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Other than by reason of the Merger, Target has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

          (c) For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes including, without limitation, (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period or as the result of being a transferee or successor thereof and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person. As used in this Section 2.14, the term "Target" means Target and any entity included in, or required under GAAP to be included in, any of the Target Financial Statements.

     2.15 Employee Benefit Plans.
          ----------------------

          (a) For all purposes under this Section 2.15, "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) that, together with Target, is treated as a single employer under Section 4001(b) of ERISA or
Section 414 of the Code. Except for the plans and agreements listed in
Schedule 2.15 (collectively, the "Plans"), Target and its ERISA Affiliates do
-------------
not maintain, are not a party to, do not contribute to and are not obligated to contribute to, and employees or former employees of Target and its ERISA Affiliates and their dependents or survivors do not receive benefits under, any of the following (whether or not set forth in a written document):

               (A) Any employee benefit plan, as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

               (B) Any bonus, deferred compensation, incentive, restricted stock, stock purchase, stock option, stock appreciation right, phantom stock, supplemental pension, executive compensation, cafeteria benefit, dependent care, director or employee loan, fringe benefit, sabbatical, severance, termination pay or similar plan, program, policy, agreement or arrangement; or

               (C) Any plan, program, agreement, policy, commitment or other arrangement relating to the provision of any benefit described in section 3(1) of ERISA to former employees or directors or to their survivors, other than procedures intended to comply with the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

          (b)  Neither Target nor any ERISA Affiliate has, since
January 1, 1996, terminated, suspended, discontinued contributions to or withdrawn from any employee pension benefit plan, as defined in section 3(2) of ERISA, including (without limitation) any multiemployer plan, as defined in section 3(37) of ERISA.

          (c) Target has provided to Acquiror complete, accurate and current copies of each of the following:

               (A) The text (including amendments) of each of the Plans, to the extent reduced to writing;

               (B) A summary of each of the Plans, to the extent not previously reduced to writing;

               (C) With respect to each Plan that is an employee benefit plan (as defined in section 3(3) of ERISA), the following:

                    (i) The most recent summary plan description, as described in section 102 of ERISA;

                    (ii) Any summary of material modifications that has been distributed to participants but has not been incorporated in an updated summary plan description furnished under Subparagraph (i) above; and

                    (iii) The annual report, as described in section 103 of ERISA, and (where applicable) actuarial reports, for the three most recent plan years for which an annual report or actuarial report has been prepared.

               (D)  With respect to each Plan that is intended to qualify under section 401(a) of the Code the most recent determination, opinion, notification or advisory letter, as applicable, concerning the Plan's qualification under section 401(a) of the Code, as issued by the Internal Revenue Service, and any subsequent determination letter application.

          (d) With respect to each Plan that is an employee benefit plan (as defined in section 3(3) of ERISA), the requirements of ERISA applicable to such Plan have been satisfied in all material respects.

          (e) With respect to each Plan that is subject to COBRA, the requirements of COBRA applicable to such Plan have been satisfied in all material respects.

          (f) With respect to each Plan that is subject to the Family Medical Leave Act of 1993, as amended, the requirements of such Act applicable to such Plan have been satisfied in all material respects.

          (g) Each Plan that is intended to qualify under section 401(a) of the Code meets the requirements for qualification under section 401(a) of the Code and the regulations thereunder, except to the extent that such requirements may be satisfied by adopting retroactive amendments under section 401(b) of the Code and the regulations thereunder. Each such Plan has been administered in accordance with its terms (or, if applicable, such terms as will be adopted pursuant to a retroactive amendment under section 401(b) of the Code) and in all material respects in accordance with the applicable provisions of ERISA and the Code and the regulations thereunder.

          (h) Neither Target nor any ERISA Affiliate has any accumulated funding deficiency under section 412 of the Code or any termination or withdrawal liability under Title IV of ERISA.

          (i) All contributions, premiums or other payments due from the Target to (or under) any Plan have been fully paid or adequately provided for on the books and financial statements of Target. All accruals (including, where appropriate, proportional accruals for partial periods) have been made in accordance with prior practices.

     2.16 Employees and Consultants.
          -------------------------

          (a) Target has provided Acquiror with a true and complete list of all individuals employed by the Target as of the date hereof and the position and base compensation payable to each such individual. The Target Disclosure Letter contains a description of any written or oral employment agreements, consulting agreements or termination or severance agreements to which Target is a party.

          (b) Target is not a party to or subject to a labor union or a collective bargaining agreement or arrangement and is not a party to any labor or employment dispute.

          (c) Except as contemplated by this Agreement, the consummation of the transactions contemplated herein will not result in (i) any amount becoming payable to any employee, director or independent contractor of Target, (ii) the acceleration of payment or vesting of any benefit, option or right to which any employee, director or independent contractor of Target may be entitled, (iii) the forgiveness of any indebtedness of any employee, director or independent contractor of Target or (iv) any cost becoming due or accruing to Target or the Acquiror with respect to any employee, director or independent contractor of Target, other than for fees and expenses of professional legal and accounting service providers incurred in connection with the transactions contemplated by this Agreement.

          (d) Target is not obligated and upon consummation of the Merger will not be obligated to make any payment or transfer any property that would be considered a "parachute payment" under section 280G(b)(2) of the Code.

          (e) To the knowledge of Target, no employee of Target has been injured in the work place or in the course of his or her employment except for injuries which are covered by insurance or for which a claim has been made under workers' compensation or similar laws.

          (f) Target has complied in all material respects with the verification requirements and the record-keeping requirements of the Immigration Reform and Control Act of 1986 ("IRCA"); to the best knowledge of Target, the information and documents on which Target relied to comply with IRCA are true and correct in all material respects; and there have not been any discrimination complaints filed against Target pursuant to IRCA. Target has provided Acquiror with a true and complete list of all employees who are not U.S. citizens, along with a description of the legal status under which each such individual is permitted to work in the United States.

          (g) Target has not received or been notified of any complaint by any employee, applicant, union or other party of any discrimination or other conduct forbidden by law or contract, nor to the knowledge of Target, is there a basis for any complaint.

          (h) Target's action in complying with the terms of this Agreement will not violate any agreements with any of Target's employees.

          (i) Target has filed all required reports and information with respect to its employees that are due prior to the Closing Date and otherwise has complied in all material respects in its hiring, employment, promotion, termination and other labor practices with all applicable federal and state law and regulations, including without limitation those within the jurisdiction of the United States Equal Employment Opportunity Commission, United States Department of Labor and state and local human rights or civil rights agencies.

          (j) After reasonable inquiry, Target is not aware that any of its employees is obligated under any agreement, commitments, judgment, decree, order or otherwise (an "Employee Obligation") that could reasonably be expected to interfere with the use of his or her best efforts to promote the interests of Target or that could reasonably be expected to conflict with any of Target's business as conducted. Neither the execution nor delivery of this Agreement nor the conduct of Target's business as conducted, will, to Target's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Employee Obligation.

     2.17 Related-Party Transactions. No officer or director of Target or member
          --------------------------
of his or her immediate family is indebted to Target, nor is Target indebted (or committed to make loans or extend or guarantee credit) to any of them other than for ordinary course reimbursement of expenses incurred on behalf of the Target. To the best of Target's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which Target is affiliated or with which Target has a business relationship, except to the extent that officers or directors of Target and members of their immediate families own stock in publicly traded companies. No member of the immediate family of any officer or director of Target is directly or indirectly interested in any Material Contract with Target.

     2.18 Insurance. Attached hereto as Schedule 2.18 is a list of policies of
          ---------                     -------------
insurance and bonds of Target. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target is otherwise in material compliance with the terms of such policies and bonds. Target has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     2.19 Compliance with Laws. Target has complied with, is not in violation
          --------------------
of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as will not have a Material Adverse Effect on Target.

     2.20 Brokers' and Finders' Fees. Target has not incurred, nor will it
          --------------------------
incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     2.21 Stockholder Agreements. To the knowledge of Target, the executed
          ----------------------
Stockholder Agreements delivered by stockholders of Target on the date hereof were duly authorized, executed and delivered by the holders of at least 72% of each class of outstanding shares of Target.

     2.22 Vote Required. The affirmative vote of not more than 66.667% of the
          --------------
holders of each class or series of the shares of Target Capital Stock outstanding on the record date set for the Target Stockholders Meeting or Target Stockholder Consent is the only vote of the holders of any of Target's Capital Stock necessary to approve this Agreement and the transactions contemplated hereby.

     2.23 Trade Relations. Target has not within the past three years terminated
          ---------------
its relationship with or refused to ship products to any dealer, distributor, OEM, third party marketing entity or customer which had theretofore paid or been obligated to pay Target in excess of one hundred thousand dollars ($100,000) over any consecutive twelve month period. All of the prices charged by Target in connection with the marketing or sale of any products or services have been in compliance with all applicable laws and regulations. No claims have been communicated or, to Target's knowledge, threatened against Target with respect to wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other material violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind.

     2.24 Customers and Suppliers. As of the date hereof, no customer which
          -----------------------
individually accounted for more than three percent (3%) of Target's gross revenues during the twelve month period preceding the date hereof, and no supplier of Target, has canceled or otherwise terminated, or made any threat to Target to cancel or otherwise terminate its relationship with Target for any reason including, without limitation the consummation of the transactions contemplated hereby, or has at any time on or after the Target Balance Sheet Date decreased materially its services or supplies to Target in the case of any such supplier, or its usage of the services or products of Target in the case of such customer, and to Target's knowledge, no such supplier or customer intends to cancel or otherwise terminate its relationship with Target or to decrease materially its services or supplies to Target or its usage of the services or products of Target, as the case may be. Target has not knowingly breached, so as to provide a benefit to

Target that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of Target.

     2.25 Material Contracts. Except for the material contracts described in
          ------------------
Schedule 2.25 (collectively, the "Material Contracts"), Target is not a party to
-------------
or bound by any material contract, including without limitation:

          (a) any material distributor, sales, advertising, agency or manufacturer's representative contract;

          (b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contract more than $50,000 over the life of the contract;

          (c) any material contract that expires or may be renewed at the option of any person other than the Target so as to expire more than one year after the date of this Agreement;

          (d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

          (e) any contract for capital expenditures in excess of $50,000 in the aggregate;

          (f) any contract limiting the freedom of the Target to engage in any line of business or to compete with any other Person as that term is defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any confidentiality, secrecy or non-disclosure contract;

          (g)  any contract pursuant to which Target leases any real property;

          (h) any material contract pursuant to which the Target is a lessee of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property;

          (i) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person;

          (j) any license, sublicense or other agreement to which Target is a party (or by which it or any Target Intellectual Property is bound or subject) pursuant to which any person has been or may be assigned, authorized to Use, or given access to any Target Intellectual Property that (A) is material to Target's business or (B) varies in any material way from Target's standard form license agreement as provided to Acquiror;

          (k) any license, sublicense or other agreement which Target (A) has been or may be assigned or authorized to Use, or has or may incur any obligation in connection with, any third party Intellectual Property that is incorporated in or forms a part of any current or proposed product, service or Intellectual Property offering of Target or (B) has or may incur any obligation in connection with any Target Intellectual Property;

          (l) any agreement pursuant to which Target has deposited or is required to deposit with an escrow holder or any other person or entity, all or part of the source code (or any algorithm or documentation contained in or relating to any source code) of any Target Intellectual Property ("Source Materials"); and

          (m) any agreement to indemnify, hold harmless or defend any other person with respect to any assertion of personal injury, damage to property or Intellectual Property infringement, misappropriation or violation or warranting the lack thereof.

     2.26 No Breach of Material Contracts. Target has performed all of the
          -------------------------------
obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in default in respect of any Material Contract. Each of the Material Contracts is in full force and effect, and there exists no default or event of default or event, occurrence, condition or act, with respect to Target or to Target's knowledge with respect to the other contracting party, or otherwise that, with or without the giving of notice, the lapse of the time or the happening of any other event or conditions, could reasonably be expected to (A) become a default or event of default under any Material Contract or (B) result in the loss or expiration of any right or option by Target (or the gain thereof by any third party) under any Material Contract or (C) the release, disclosure or delivery to any third party of any part of the Source Materials (as defined in Section 2.25(l)). True, correct and complete copies of all Material Contracts have been delivered to the Acquiror.

     2.27 Third-Party  Consents. Schedule 2.27 lists all contracts that
          ---------------------  -------------
require a consent of any third party to the Merger or any change of control of Target. Such list is complete and accurate.

     2.28 Minute Books. The minutes and consents of Target made available to
          ------------
Acquiror contain a complete and accurate summary of all meetings of directors and stockholders or actions by written consent since the time of incorporation of Target through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

     2.29 Complete Copies of Materials. Target has delivered or made available
          ----------------------------
to Acquiror or its counsel true and complete copies of each document referred to in the Disclosure Schedule, which has been requested by Acquiror or its counsel in connection with their legal and accounting review of Target.

     2.30 Representations Complete. None of the representations or warranties
          ------------------------
made by Target herein or in any Schedule hereto, as modified by the Target Disclosure Schedule, contains or will contain at the Effective Time, except as permitted or contemplated by this Agreement, any untrue statement of a material fact.

                                   ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB
            ---------------------------------------------------------

     Acquiror and Merger Sub represent and warrant to Target that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule delivered by Acquiror to Target prior to the execution and delivery of this Agreement (the "Acquiror Disclosure Schedule"). The Acquiror Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III, and the disclosure in any paragraph shall qualify only the corresponding paragraph in this Article III. Any reference in this Article III to an agreement being "enforceable" shall be deemed to be qualified to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors, and (ii) the availability of specific performance, injunctive relief and other equitable remedies.

     3.1  Organization, Standing and Power. Each of Acquiror and its
          --------------------------------
subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Acquiror and its subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Acquiror. Acquiror has delivered a true and correct copy of the Certificate of Incorporation and Bylaws of Acquiror and the Articles of Organization of Merger Sub, each as amended to date, to Target. Neither Acquiror nor Merger Sub (or any other subsidiary) is in violation of any of the provisions of its respective, Certificate of Incorporation or Articles of Organization or Bylaws. Acquiror is the owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such subsidiary are owned by Acquiror free and clear of all liens, charges, claims or encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating Acquiror or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities.

     3.2  Capital Structure. The authorized capital stock of Acquiror consists
          -----------------
of 80,000,000 shares of Common Stock, $.01 par value, and 10,000,000 shares of Preferred Stock, $.01 par value, of which there were issued and outstanding as of the close of business on December 31, 1999, 59,718,747 shares of Common Stock and no shares of Preferred Stock. There are no other outstanding shares of capital stock or voting securities of Acquiror other than shares of Acquiror Common Stock issued after December 31, 1999 upon (i) the exercise of options issued under the 1995 Stock Option/Stock Issuance Plan, 1999 Equity Incentive Plan, 1999 Non-Employee Director's Option Plan and the 1999 Supplemental Option Plan (collectively, the "Acquiror Stock Option Plans") or (ii) the exercise of subscription rights outstanding as of such date under the Acquiror Employee Stock Purchase Plan (the "Acquiror ESPP"). The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, $.001 value, all of which are issued and outstanding and are held by Acquiror. All outstanding shares of Acquiror have been duly authorized, validly issued, fully paid and are nonassessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof and are not subject to preemptive rights, rights of first refusal or other similar rights created by statute, the Certificate of Incorporation or Bylaws of Acquiror or the Articles of Incorporation or Bylaws of Merger Sub or any agreement to which Acquiror or Merger Sub is a party or by which it is bound. As of December 31, 1999, Acquiror had reserved (i) 35,149,670 shares of Common Stock for issuance to employees, directors and independent contractors pursuant to the Acquiror Stock Option Plans, of which approximately 13,958,401 shares have been issued pursuant to option exercises, and approximately 16,787,712 shares are subject to outstanding, unexercised options, and (ii) 1,500,000 shares of Common Stock for issuance to employees pursuant to the Acquiror ESPP, of which 261,482 shares have been issued and as of December 31, 1999 approximately 12,046 shares are subject to outstanding warrants. Other than as set forth above and the commitment to issue shares of Common Stock pursuant to this Agreement, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Acquiror or Merger Sub is a party or by which either of them is bound obligating Acquiror or Merger Sub to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Acquiror or Merger Sub or obligating Acquiror or Merger Sub to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. The shares of Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and non-assessable, will not be subject to any preemptive or other statutory right of stockholders, will be issued in compliance with applicable U.S. Federal and state securities laws and will be free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. There are no contracts, commitments or agreements relating to voting, registration, purchase or sale of Acquiror's capital stock (i) between or among Acquiror and any of its stockholders or (ii) to the best of Acquiror's knowledge, between or among any of Acquiror's stockholders or between any of Acquiror's stockholders and any third party.

     3.3  Authority.
          ---------

          (a) Each of Acquiror and Merger Sub has all requisite corporate power and authority to enter into this Agreement and Escrow Agreement (the "Transaction Documents") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each of Acquiror and Merger Sub. This Agreement has been duly executed and delivered by each of Acquiror and Merger Sub and constitute the valid and binding obligations of each of Acquiror and Merger Sub.

          (b) The execution and delivery of this Agreement and the other Transaction Documents do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Acquiror or any of its subsidiaries, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or any of its subsidiaries or their properties or assets.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other third party, is required by or with respect to Acquiror or any of its subsidiaries in connection with the execution and delivery of this Agreement or the other Transaction Documents by Acquiror or the consummation by Acquiror of the transactions contemplated hereby or thereby, except for (i) the filing of the Articles of Merger as provided in Section 1.2, (ii) any filings as may be required under applicable state securities laws and the securities laws of any foreign country,
(iii) the filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock issuable upon conversion of the Target Capital Stock in the Merger and upon exercise of the options under the Target Stock Option Plans assumed by Acquiror and the filing of a registration statement on Form S-8 covering shares issued upon exercise of such assumed options, (iv) the filing with the Securities and Exchange Commission a Registration Statement on Form S-3 with respect to the shares of Acquiror Common Stock to be issued in the Merger, (v) such filings as may be required under HSR; and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Acquiror and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement or the other Transaction Documents.

     3.4  SEC Documents. Acquiror has furnished to Target a true and complete
          -------------
copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filing filed with the SEC by Acquiror since
February 18, 1999, and, prior to the Effective Time, Acquiror will have furnished Target with true and complete copies of any additional documents filed with the SEC by Acquiror prior to the Effective Time (collectively, the "Acquiror SEC Documents"). All documents required to be filed as exhibits to the Acquiror SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and neither Acquiror nor any of its subsidiaries is in default thereunder where default would reasonably be expected to have a Material Adverse Effect on Acquiror. As of their respective filing dates, the Acquiror SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, and none of the Acquiror SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Acquiror SEC Document which was filed prior to the date hereof. The financial statements of Acquiror, including the notes thereto, included in the Acquiror SEC Documents (the "Acquiror Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Qs, as permitted by Form 10-Q of the
SEC). The Acquiror Financial Statements fairly present the consolidated financial condition and operating results of Acquiror and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). Acquiror maintains a standard system of accounting established and administered in accordance with GAAP.

     3.5  Litigation. There is no private or governmental action, suit,
          ----------
proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Acquiror, threatened against Acquiror or any of its respective properties or any of its respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Acquiror. There is no judgment, decree or order against Acquiror or, to the knowledge of Acquiror, any of its respective directors or officers (in their capacities as such) that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Acquiror.

     3.6  Compliance with Laws. Acquiror has complied with, is not in violation
          --------------------
of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Acquiror.

     3.7  Securities Registration. Subject to receipt from the stockholders of
          -----------------------
Target prior to the Closing Date of duly executed Investor's Questionnaires confirming the required factual basis therefor or other appropriate purchaser representations, the shares of Acquiror Common Stock to be issued in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act by reason of Section 4(2) thereof as of the Closing Date.

     3.8  Representations Complete.  None of the representations or warranties
          ------------------------
made by Acquiror herein or in any Schedule hereto, as modified by the Acquiror Disclosure Schedule, contains or will contain at the Effective Time any untrue statement of a material fact.

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME
                       -----------------------------------

     4.1  Conduct of Business of Target. During the period from the date of this
          -----------------------------
Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Target agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other), to carry on its and its subsidiaries' business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. Target further agrees to (i) pay and to cause its subsidiaries to pay debts and Taxes when due subject to good faith disputes over such debts or Taxes, (ii) pay and to cause its subsidiaries to pay all amounts due or other outstanding obligations owed to suppliers and vendors when due subject to good faith disputes over such amounts or obligations, (iii) subject to Acquiror's consent to the filing of material Tax Returns if applicable, to pay or perform other obligations when due, and
(iv) to use all reasonable efforts consistent with past practice and policies to preserve intact its and its subsidiaries' present business organizations, keep available the services of its and its subsidiaries' present officers and key employees and preserve its and its subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its subsidiaries, to the end that its and its subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time. Target agrees to promptly notify Acquiror of any event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event which could have a Material Adverse Effect on Target. Without limiting the foregoing, except as expressly contemplated or permitted by this Agreement, Target shall not do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of Acquiror:

          (a)  Charter Documents. Cause or permit any amendments to its
               -----------------
Articles of Organization or Bylaws;

          (b)  Dividends; Changes in Capital Stock. Declare or pay any dividends
               -----------------------------------
on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries;

          (c)  Material Contracts. Other than in the ordinary course of
               ------------------
business consistent with past practice, enter into any material contract, agreement, license or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its material contracts, agreements or licenses;

          (d)  Stock Option Plans, etc. Accelerate, except as provided in the
               -----------------------
Target Stock Option Plans, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

          (e)  Issuance of Securities. Issue, deliver or sell or authorize or
               ----------------------
propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its Common Stock pursuant to the conversion of currently outstanding convertible securities, the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement and the issuance of options pursuant to commitments made prior to the date hereof and included in the Option Schedule;

          (f)  Intellectual  Property. Transfer to or license any person or
               ----------------------
entity or otherwise extend, amend or modify any rights to its Intellectual Property other than the grant of non-exclusive licenses in the ordinary course of business consistent with past practice;

          (g)  Exclusive Rights. Enter into or amend any agreements pursuant to
               ----------------
which any other party is granted exclusive marketing, manufacturing or other exclusive rights of any type or scope with respect to any of its products or technology;

          (h)  Dispositions. Sell, lease, license or otherwise dispose of or
               ------------
encumber any of its properties or assets which are material, individually or in the aggregate, to its and its subsidiaries' business, taken as a whole, other than in the ordinary course of business consistent with past practice;

          (i)  Indebtedness. Incur or commit to incur any indebtedness for
               ------------
borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

          (j)  Leases. Enter into any operating lease requiring payments in
               ------
excess of $50,000;

          (k)  Payment of Obligations. Pay, discharge or satisfy in an amount in
               ----------------------
excess of $10,000 in any one case or $50,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Target Financial Statements, or in connection with the transactions contemplated by the Transaction Documents;

          (l)  Capital Expenditures. Incur or commit to incur any capital
               --------------------
expenditures in excess of $20,000 in the aggregate, other than purchases of computer equipment, servers and other items and products for new employees;

          (m)  Insurance. Materially reduce the amount of any material insurance
               ---------
coverage provided by existing insurance policies;

          (n)  Termination or Waiver. Terminate or waive any right of
               ---------------------
substantial value, other than in the ordinary course of business;

          (o)  Employee Benefits; Severance. Take any of the following actions:
               ----------------------------
(i) increase or agree to increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of non-officer employees in the ordinary course of business and in accordance with past practices, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any officer or employee, (iii) enter into any collective bargaining agreement, or (iv) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

          (p)  Lawsuits. Commence a lawsuit or arbitration proceeding other than
               --------
(i) for the routine collection of bills or (ii) for a of this Agreement;

          (q)  Acquisitions. Acquire or agree to acquire by merging or
               ------------
consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its and its subsidiaries' business, taken as a whole;

          (r)  Taxes. Make any material tax election other than in the ordinary
               -----
course of business and consistent with past practice, change any material tax election, adopt any tax accounting method other than in the ordinary course of business and consistent with past practice, change any tax accounting method, file any tax return (other than any estimated tax returns, immaterial information returns, payroll tax returns or sales tax returns) or any amendment to a tax return, enter into any closing agreement, settle any Tax claim or assessment or consent to any Tax claim or assessment provided that Acquiror shall not unreasonably withhold or delay approval of any of the foregoing actions;

          (s)  Revaluation. Revalue any of its assets, including without
               -----------
limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or

          (t)  Other. Take or agree in writing or otherwise to take, any of the
               -----
actions described in Sections 4.1(a) through (s) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent it from performing or cause it not to perform its covenants hereunder in any material respect.

     4.2  Notices. Target shall give all notices and other information required
          -------
to be given by Target to the employees of Target, any collective bargaining unit representing any group of employees of Target, and any applicable government authority under the National Labor Relations Act, the Internal Revenue Code, the Consolidated Omnibus Budget Reconciliation Act, and other applicable law in connection with the transactions provided for in this Agreement.


                                    ARTICLE V

                             ADDITIONAL AGREEMENTS
                             ---------------------
     5.1  No Solicitation.
          ---------------

          (a) From and after the date of this Agreement until the earlier of (i) the Effective Time or the termination of this Agreement pursuant to Article VII, Target shall not, directly or indirectly, through any officer, director, employee, representative or agent, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of all or substantially all of the assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving Target, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as a "Takeover Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Takeover Proposal, or (iii) agree to, approve or recommend any Takeover Proposal.

          (b) Target shall notify Acquiror immediately (in any event, no later than 48 hours) after receipt by Target (or its advisors or agents) of any Takeover Proposal or any request for information in connection with a Takeover Proposal or for access to the properties, books or records of Target by any person or entity that informs Target that it is considering making, or has made, a Takeover Proposal. Such notice by Target shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

     5.2  Registration Statement. Within one business day after filing of its
          ----------------------
report on Form 10-K for the fiscal year ended December 31, 1999 with the SEC, but in no event later than March 31, 2000, Acquiror shall file with the SEC a Registration Statement (the "Registration Statement") on Form S-3 (or such other or successor form as shall be appropriate) with respect to the shares of Acquiror Common Stock to be issued in the Merger (the "Registrable Securities"), which Registration Statement complies in form with applicable SEC requirements and shall use all reasonable best efforts to cause the Registration Statement to become effective as soon thereafter as practicable and to remain effective until the registration rights provided herein have terminated pursuant to their terms (such period of effectiveness is referred to herein as the "Effective Period"). The Acquiror agrees to request the immediate acceleration of the effectiveness of the Registration Statement as soon as practicable but in no event later than two (2) business days after any notification by the SEC of its decision not to review the Registration Statement or its determination that it has completed its review of the Registration Statement and has no further comments for the Acquiror. The provisions of Exhibit C attached hereto shall govern the
                            ---------
Registration Statement and Acquiror and Target agree to comply with such provisions as if they were set forth herein.

     5.3  Stockholders Meeting or Consent Solicitation.
          --------------------------------------------

          (a) Target shall promptly after the date hereof take all actions necessary to either (i) call a meeting of its stockholders to be held for the purpose of voting upon this Agreement and the Merger or (ii) commence a consent solicitation to obtain such approvals. Target will, through its Board of Directors, recommend to its stockholders approval of such matters as soon as practicable after the date hereof. Target shall use its best efforts to solicit from its stockholders proxies or consents in favor of such matters.

          (b) Immediately after the execution of this Agreement, Acquiror and Target shall prepare, an Information Statement to be sent to the stockholders of Target in connection with their approval of this Agreement, the Merger and the transactions contemplated hereby and thereby. The Information Statement shall constitute a disclosure document for the offer and issuance of the shares of Acquiror Common Stock to be received by the holders of Target Capital Stock in the Merger. Acquiror and Target shall each use its best efforts to cause the Information Statement to comply with applicable federal and state securities laws requirements. Each of Acquiror and Target agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. Target will promptly advise Acquiror, and Acquiror will promptly advise Target, in writing if at any time prior to the Effective Time either Target or Acquiror shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Statement shall contain the recommendation of the Board of Directors of Target that the Target stockholders approve the Merger and this Agreement and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the stockholders of Target. Anything to the contrary contained herein notwithstanding, Target shall not include in the Information Statement any information with respect to Acquiror or its affiliates or associates, the form and content of which information shall not have been approved by Acquiror prior to such inclusion.

     5.4  Access to Information.
          ---------------------

          (a) Target shall afford Acquiror and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Target's and its subsidiaries' properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Target and its subsidiaries as Acquiror may reasonably request. Target agrees to provide to Acquiror and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

          (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Acquiror and Target shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

          (c) No information or knowledge obtained in any investigation pursuant to this Section 5.4 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.5  Confidentiality. The parties acknowledge that Acquiror and Target have
          ---------------
previously executed a non-disclosure agreement dated December 22, 1999 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

     5.6  Public Disclosure. Unless otherwise permitted by this Agreement,
          -----------------
Acquiror and Target shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by Acquiror to comply with the rules and regulations of the SEC or any obligations pursuant to any listing agreement with any national securities exchange or with the NASD.

     5.7  Consents; Cooperation.
          ---------------------

          (a) Each of Acquiror and Target shall promptly apply for or otherwise seek, and use all reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, including those required under HSR, and shall use all commercially reasonable efforts to obtain all necessary consents, waivers and approvals under any of Target's Material Contracts in connection with the Merger for the assignment thereof or otherwise. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to HSR or any other federal or state antitrust or fair trade law.

          (b) Each of Acquiror and Target shall use all commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the HSR, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Acquiror and Target shall cooperate and use all commercially reasonable efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "Order"), that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any such other transactions, unless by mutual agreement Acquiror and Target decide that litigation is not in their respective best interests. Notwithstanding the provisions of the immediately preceding sentence, it is expressly understood and agreed that Acquiror shall have no obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond the earlier of (i) March 15, 2000 or (ii) the date of a ruling preliminarily enjoining the Merger issued by a court of competent jurisdiction. Each of Acquiror and Target shall use all commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

          (c) Notwithstanding the foregoing, neither Acquiror nor Target shall be required to agree, as a condition to any Approval, to divest itself of or hold separate any subsidiary, division or business unit which is material to the business of such party and its subsidiaries, taken as a whole, or the divestiture or holding separate of which would be reasonably likely to have a Material Adverse Effect on (A) the business, properties, assets, liabilities, financial condition or results of operations of such party and its subsidiaries, taken as a whole or (B) the benefits intended to be derived as a result of the Merger.

     5.8  Update Disclosure; Breaches. At least three business days prior to the
          ---------------------------
Closing Date, each party hereto shall promptly notify the other party, by written update to its Disclosure Schedule, of (i) the occurrence or non-occurrence of any event which would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, or (ii) the failure of Target or Acquiror, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied. The delivery of any notice pursuant to this
Section 5.8 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

     5.9  Rule 144 Information. The Acquiror shall make and keep public
          --------------------
information available, as those terms are understood and defined in Rule 144 under the Securities Act, for a period of three (3) years after the Closing Date.

     5.10 Legal Requirements. Each of Acquiror and Target will, and will cause
          ------------------
their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

     5.11 Tax-Deferred Reorganization. Neither Target, Acquiror nor Merger Sub
          ---------------------------
will, either before or after consummation of the Merger, take any action which, to the knowledge of such party, would cause the Merger to fail to constitute a "reorganization" within the meaning of Code Section 368. No party to this Agreement shall take a position on any return, report or filing inconsistent with this treatment.

     5.12 Blue Sky Laws. Acquiror shall take such steps as may be necessary to
          -------------
comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Acquiror Common Stock in connection with the Merger. Target shall use its best efforts to assist Acquiror as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Acquiror Common Stock in connection with the Merger.

     5.13 Stock Options.
          -------------

          (a) At the Effective Time, the Target Stock Option Plan and each outstanding option to purchase shares of Target Common Stock under the Target Stock Option Plan, whether vested or unvested, shall be assumed by Acquiror. Target has delivered to Acquiror a schedule (the "Option Schedule") which sets forth a true and complete list as of the date hereof of all holders of outstanding options under the Target Stock Option Plan including the number of shares of Target Capital Stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option. On the Closing Date, Target shall deliver to Acquiror an updated Option Schedule current as of such date. Each such option so assumed by Acquiror under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Target Stock Option Plan and the individual option agreements immediately prior to the Effective Time, except that (i) such option shall be exercisable for that number of whole shares of Acquiror Common Stock equal to the product of the number of shares of Target Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the Common Stock Exchange Ratio and rounded down to the nearest whole number of shares of Acquiror Common Stock, (ii) the per share exercise price for the shares of Acquiror Common Stock issuable upon exercise of such assumed option shall be equal to the quotient determined by dividing the exercise price per share of Target Common Stock at which such option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent and (iii) the vesting schedule for such assumed option shall accelerate at the Effective Time as provided in the Target Stock Option Plan and the Disclosure Schedule. It is the intention of the parties that the options so assumed by Acquiror qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock options prior to the Effective Time. Within 20 business days after the Effective Time, Acquiror will issue to each person who, immediately prior to the Effective Time was a holder of an outstanding option under the Target Stock Option Plan a document evidencing the foregoing assumption of such option by Acquiror.


          (b) Acquiror shall take all corporate action necessary to reserve and make available for issuance a sufficient number of shares of Acquiror Common Stock for delivery under Target Stock Options assumed in accordance with this
Section 5.13. Within 15 days following the Effective Time, Acquiror shall file a registration statement on Form S-8 (or any successor or other appropriate forms) with respect to the shares of Acquiror Common Stock subject to such options held by individuals who become employees of Acquiror at or after the Effective Time and shall use its best efforts to obtain and maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. Within 15 days following the Effective Time, Acquiror shall file a registration statement on Form S-8 (or any successor or other appropriate forms) with respect to the shares of Acquiror Common Stock acquired pursuant to restricted stock agreements with Target and held by individuals who become employees of Acquiror at or after the Effective Time and shall use its best efforts to obtain and maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such shares remain unsold.

     5.14 Escrow Agreement. On or before the Effective Time, the Escrow Agent
          ----------------
and the Stockholders' Agent (as defined in Article VIII hereof) will execute the Escrow Agreement contemplated by Article VIII in a form reasonably acceptable to Acquiror, Stockholders' Agent and Escrow Agent ("Escrow Agreement").

     5.15 Listing of Additional Shares. Prior to issuance, Acquiror shall file
          ----------------------------
with Nasdaq a Notification Form for Listing of Additional Shares covering the shares of Acquiror Common Stock issuable upon conversion of the Target Common Stock in the Merger and upon exercise of the options under the Target Stock Option Plans assumed by Acquiror.

     5.16 Additional Agreements; Reasonable Efforts. Each of the parties agrees
          -----------------------------------------
to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the appropriate vote of stockholders of Target described in Section 5.3, including cooperating fully with the other party, including by provision of information. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of Target, the proper officers and directors of each party to this Agreement shall take all such necessary action.

     5.17 Employee Benefits. Acquiror shall take such reasonable actions, to the
          -----------------
extent permitted by Target's benefit programs, as are necessary to allow employees of Target to continue to participate in the benefit programs of Target for a period of at least six months after the Effective Time of the Merger. Acquiror shall take such reasonable actions as are necessary to allow eligible employees of Target to participate (no later than the termination of their participation in Target's benefit programs) in the benefit programs of Acquiror on similar terms to those applicable to similarly situated employees of Acquiror. For purposes of satisfying the terms and conditions of Acquiror's benefit programs and employee policies, Acquiror shall give full credit for all purposes for each participant's period of service with Target.

     5.18 Parachute Payments. Target shall use its best efforts, to the extent
          ------------------
applicable, to have any agreements or arrangements that may result in the payment of any amount that would not be deductible by reason of Section 280G of the Code approved by such percentage of Target's outstanding voting securities as is required by the terms of Section 280G(b)(5)(B) of the Code and the proposed Treasury Regulations thereunder, including, without limitation, Q-7 of
Section 1.280G-1 of such proposed regulations.

     5.19 Necessary Actions. Acquiror and Target shall execute and deliver at
          -----------------
the Closing all agreements and documents contemplated by this Agreement to be executed and delivered by them at the Closing.


                                  ARTICLE VI

                           CONDITIONS TO THE MERGER
                           ------------------------

     6.1  Conditions to Obligations of Each Party to Effect the Merger. The
          ------------------------------------------------------------
respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

          (a) Stockholder Approval. (i) This Agreement and the Merger shall have
              --------------------
been approved and adopted by the holders of at least the number of shares required under Target's Articles of Organization and Massachusetts Law to approve the Articles of Merger and (ii) not more than ten percent (10%) of the total outstanding shares of Target Capital Stock shall have exercised dissenters rights under Section 86.

          (b) No Injunctions or Restraints; Illegality. No temporary restraining
              ----------------------------------------
order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable diligent efforts to have such injunction or other order lifted.

          (c)  Governmental Approval. Acquiror and Target and their respective
               ---------------------
subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act, under state Blue Sky laws, and under HSR.

          (d)  Listing of Additional Shares. The filing with the Nasdaq National
               ----------------------------
Market of a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock issuable upon conversion of the Target Capital Stock in the Merger and upon exercise of the options under the Target Stock Option Plan assumed by Acquiror shall have been made.

          (e)  Escrow Agreement. Acquiror, Escrow Agent and the Stockholder's
               ----------------
Agent (as defined in Article VIII hereof) shall have entered into an Escrow Agreement in form reasonably satisfactory to Acquiror, Target, Stockholders' Agent and Escrow Agent.

          (f)  Tax Opinion. Each of Target and Acquiror shall have received a
               -----------
written opinion from their respective counsel to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code, which opinions shall be substantially identical in substance; provided, however, that if the counsel to either Target or Acquiror does not render such opinion, this condition shall nonetheless be deemed satisfied with respect to such party if counsel to the other party renders such opinion to such party. In preparing the Target and the Acquiror tax opinions, counsel may rely on reasonable assumptions and may also rely on (and to the extent reasonably required, the parties and Target's shareholders shall make) reasonable representations related thereto.

     6.2  Additional Conditions to Obligations of Target. The obligations of
          ----------------------------------------------
Target to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by
Target:

          (a)  Representations, Warranties and Covenants. (i) Except as
               -----------------------------------------
disclosed in the Acquiror Disclosure Schedule, the representations and warranties of Acquiror in this Agreement shall be true and correct in all respects (except as permitted or contemplated by this Agreement) on and as of the Effective Time (or in the case of representations and warranties made as of a specific date shall be true and correct as of such date) as though such representations and warranties were made on and as of such time, except where such inaccuracy does not have a Material Adverse Effect on Acquiror, and (ii) Acquiror shall have performed and complied in all respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time except where such failure to so perform or comply does not have a Material Adverse Effect on Acquiror.

          (b)  Certificate of Acquiror. Target shall have been provided with a
               -----------------------
certificate executed on behalf of Acquiror by its President and its Chief Financial Officer to the effect that, as of the Effective Time:

               (A) all representations and warranties made by Acquiror under this Agreement are true and correct in all respects, except where such inaccuracy does not have a Material Adverse Effect on Acquiror; and

               (B) all covenants, obligations and conditions of this Agreement to be performed by Acquiror on or before such date have been so performed in all respects, except where such failure to so perform does not have a Material Adverse Effect on Acquiror.

          (c)  Legal Opinion.  Target shall have received a legal opinion from
               -------------
Acquiror's legal counsel, which shall be reasonably acceptable to Target.

          (d)  No Material Adverse Changes. There shall not have occurred any
               ---------------------------
material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of Acquiror and its subsidiaries, taken as a whole; other than a change that is directly caused by the public announcement of, and the response or reaction of customers, vendors, licensors, investors or employees of Acquiror to this Agreement, the Merger or any of the transactions contemplated by this Agreement.

     6.3  Additional Conditions to Obligations of Acquiror. The obligations of
          ------------------------------------------------
Acquiror to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Acquiror:

          (a)  Representations, Warranties and Covenants. Except as disclosed in
               -----------------------------------------
the Target Disclosure Schedule, (i) the representations and warranties of Target in this Agreement shall be true and correct in all respects (except as permitted or contemplated by this Agreement) on and as of the Effective Time (or in the case of representations and warranties made as of a specific date shall be true and correct as of such date) as though such representations and warranties were made on and as of such time, except where such inaccuracy does not have a Material Adverse Effect on Target, and (ii) Target shall have performed and complied in all respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time, except where such failure to so perform or comply does not have a Material Adverse Effect on Target.

          (b)  Certificate of Target. Acquiror shall have been provided with a
               ---------------------
certificate executed on behalf of Target by its President and Chief Financial Officer to the effect that, as of the Effective Time:

               (A) all representations and warranties made by Target under this Agreement are true and complete, except where such inaccuracy does not have a Material Adverse Effect on Target; and

               (B) all covenants, obligations and conditions of this Agreement to be performed by Target on or before such date have been so performed in all respects, except where such failure to so perform does not have a Material Adverse Effect on Target.

          (c)  Third Party Consents. Acquiror shall have been furnished with
               --------------------
evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under the Material Contracts of Target set forth on Schedule 2.27 hereto.
                                          -------------
          (d)  Legal Opinion. Acquiror shall have received a legal opinion from
               -------------
Target's legal counsel, which shall be reasonably acceptable to Acquiror.

          (e)  No Material Adverse Changes. There shall not have occurred any
               ---------------------------
material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of Target and its subsidiaries, taken as a whole.

          (f)  Employment Agreements. Nine of the ten key Target employees
               ---------------------
identified by Acquiror in writing at least ten (10) business days prior to the Closing shall have entered into Employee Agreements as of the Closing substantially in the form of Exhibit F attached hereto.
                             ---------

          (g)  FIRPTA Certificate. Target shall, prior to the Closing Date,
               ------------------
provide Acquiror with a properly executed FIRPTA Notification Letter, substantially in the form of Exhibit H attached hereto, which states that shares
                             ---------
of capital stock of Target do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying Acquiror's obligations under Treasury Regulation Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such Notification Letter, Target shall have provided to Acquiror, as agent for Target, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation
Section 1.897-2(h)(2) and substantially in the form of Exhibit H attached hereto
                                                       ---------
along with written authorization for Acquiror to deliver such notice form to the Internal Revenue Service on behalf of Target upon the Closing of the Merger.

          (h)  Resignation of Directors. The directors of Target in office
               ------------------------
immediately prior to the Effective Time shall have resigned as directors of Target effective as of the Effective Time.


                                  ARTICLE VII

                  TERMINATION, EXPENSES, AMENDMENT AND WAIVER

     7.1  Termination. At any time prior to the Effective Time, whether before
          -----------
or after approval of the matters presented in connection with the Merger by the stockholders of Target, this Agreement may be terminated:

          (a) by mutual consent duly authorized by the Board of Directors of Acquiror and Target;

          (b) by either Acquiror or Target, if, without fault of the terminating party, the Closing shall not have occurred on or before March 15, 2000 (provided, a later date may be agreed upon in writing by the parties hereto, and provided further that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been the cause or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement);

          (c) by Acquiror, if (i) Target shall materially breach any representation, warranty, obligation or agreement hereunder and such breach shall not have been cured within five (5) business days of receipt by Target of written notice of such breach, provided that the right to terminate this Agreement by Acquiror under this Section 7.1(c)(i) shall not be available to Acquiror where Acquiror is at that time in willful breach of this Agreement, or
(ii) the Board of Directors of Target shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to Acquiror or shall have resolved to do any of the foregoing, provided that the right to terminate this Agreement by Acquiror under this Section 7.1(c)(ii) shall not be available to Acquiror where Acquiror is at that time in willful breach of this Agreement;

          (d) by Target, if Acquiror shall materially breach any representation, warranty, obligation or agreement hereunder and such breach shall not have been cured within five (5) days following receipt by Acquiror of written notice of such breach, provided that the right to terminate this Agreement by Target under this Section 7.1(d) shall not be available to Target where Target is at that time in material breach of this Agreement; or (e) by Acquiror or Target if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable; or by Acquiror, if (i) any required approval of the stockholders of Target shall not have been obtained by reason of the failure to obtain the required stockholder consents or vote at a duly held meeting of stockholders or at any adjournment thereof within 25 days after the Information Statement is sent to the stockholders; or (ii) the Target's Board of Directors shall have approved or publicly recommended any other Takeover Proposal.

     7.2  Effect of Termination. In the event of termination of this Agreement
          ---------------------
as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror or Target or their respective officers, directors, stockholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of Section 5.3 (Confidentiality), Section 7.3 (Termination
Fees) and this Section 7.2 shall remain in full force and effect and survive any termination of this Agreement.

     7.3  Termination Fees. In the event that (i) Acquiror terminates this
          ----------------
Agreement pursuant to Section 7.1(c)(ii); or (ii) Acquiror terminates this Agreement pursuant to Section 7.1(e)(i) or (e)(ii), Target shall promptly pay to Acquiror the sum of $5,000,000.

     7.4  Expenses. Whether or not the Merger is consummated, all costs and
          --------
expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense.

     7.5  Amendment. The boards of directors of the parties hereto may cause
          ---------
this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to adoption of the Agreement by the stockholders of Target shall not (i) alter or change the amount or kind of consideration to be received on conversion of the Target Capital Stock, (ii) alter or change any term of the Articles of Organization of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of the Agreement if such alteration or change would adversely affect the holders of Target Capital Stock.

     7.6  Extension; Waiver. At any time prior to the Effective Time any party
          -----------------
hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                 ARTICLE VIII

                          ESCROW AND INDEMNIFICATION

     8.1  Survival of Representations, Warranties and Covenants. Notwithstanding
          -----------------------------------------------------
any investigation conducted before or after the Closing Date, and notwithstanding any actual or implied knowledge or notice of any facts or circumstances which Acquiror or Target may have as a result of such investigation or otherwise, Acquiror and Target will be entitled to rely upon the other party's representations, warranties and covenants set forth in this Agreement. The obligations of Target and Acquiror with respect to their respective representations, warranties, agreements and covenants will survive the Closing and continue in full force and effect until the date twelve (12) months following the Closing Date (other than those of Acquiror in Sections 5.13 and 8.8, which shall not so terminate), except for the covenants in Sections 5.2 and 5.9, which shall expire as provided in such covenants . Any claim made against Acquiror for breach of any such representation, warranty, agreement or covenant prior to the date of termination of such representation, warranty, agreement or covenant shall not be affected by any such termination.

     8.2  Indemnity. From and after the Effective Time of the Merger, and
          ---------
subject to the provisions of this Article 8, Acquiror and the Surviving Corporation (after the Effective Time) shall be indemnified and held harmless by the holders of Target Capital Stock (collectively, the "Former Target Stockholders") against, and reimbursed for, any actual liability, damage, loss, obligation, demand, judgment, fine, penalty, cost or expense, including reasonable attorneys' fees and expenses, and the costs of investigation incurred in defending against or settling such liability, damage, loss, cost or expense or claim therefor and any amounts paid in settlement thereof imposed on or reasonably incurred by Acquiror or the Surviving Corporation as a result of any breach of any representation, warranty, agreement or covenant on the part of Target under this Agreement (collectively the "Damages"). "Damages" as used herein is not limited to matters asserted by third parties, but includes Damages incurred or sustained by Acquiror in the absence of claims by a third party.

     8.3  Escrow Fund. As security for the indemnity provided for in Section 8.2
          -----------
hereof, 415,226 of the Total Acquiror Shares issuable pursuant to Section 1.6(a) (the "Escrow Shares") shall be deposited by Acquiror in an escrow account with Chase Bank of Texas, National Association (or other mutually acceptable institution) as Escrow Agent (the "Escrow Agent"), at the Effective Time, such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth in this Agreement and the provisions of an Escrow Agreement to be executed and delivered pursuant to Section 5.14. The Escrow Fund shall be allocated in equal proportions of Shares among the Former Target Stockholders on a pro-rata basis in accordance with the number of shares of Target Capital Stock held by the Former Target Stockholders at the Effective Time (excluding for purposes of this calculation any Dissenting Shares). Upon compliance with the terms hereof and subject to the provisions of this Article VIII, Acquiror and the Surviving Corporation shall be entitled to obtain indemnity from the Escrow Fund for Damages covered by the indemnity provided for in Section 8.2 of this Agreement.

     8.4  Deductibles for Claims. Notwithstanding the foregoing, Acquiror may
          ----------------------
not receive any shares from the Escrow Fund unless and until Acquiror has delivered to the Escrow Agent an Officer's Certificate (as defined in Section
8.6 below) as permitted by the following sentence and as such amount is determined pursuant to this Article VIII to be payable. An Officer's Certificate with respect to a claim may be submitted by Acquiror to the Escrow Agent only if, and only to the extent, that (i) the amount of the Damages with respect to any one claim exceeds $50,000 or (ii) the aggregate of all such Damages claimed exceeds $200,000.

     8.5  Escrow Period. (i) One-third of the Escrow Shares will be released on
          -------------
the four-month anniversary of the Closing Date (the "First Termination Date") and (ii) the remaining Escrow Shares shall be released on the twelve-month anniversary of the Closing Date (the "Second Termination Date," all termination dates individually referred to as "Termination Date" and collectively referred to as "Termination Dates"); provided, however, that with respect to any release of Escrow Shares hereunder, the portion of the Escrow Shares which are to be released shall be reduced by a number of Escrow Shares equal in value to the amount of any unsatisfied or unresolved claims specified in any Officer's Certificate delivered to the Escrow Agent in good faith prior to the time period specified in (i) or (ii), respectively, with respect to facts and circumstances existing prior to such respective period, and such Escrow Shares shall remain in the Escrow Fund until such claims have been finally resolved.

     8.6  Claims upon Escrow Fund.
          -----------------------

          (a) Upon receipt by the Escrow Agent on or before the end of the Termination Date of a certificate signed by the chief financial or chief executive officer of Acquiror (an "Officer's Certificate"):

               (A) stating that Acquiror or the Surviving Corporation has incurred, paid or properly accrued (in accordance with GAAP) or knows of facts giving rise to a reasonable probability that it will have to incur, pay or accrue (in accordance with GAAP) Damages in an aggregate stated amount with respect to which Acquiror or the Surviving Corporation is entitled to payment from the Escrow Fund pursuant to this Agreement; and

               (B) specifying in reasonable detail the individual items of Damages included in the amount so stated, the date each such item was incurred, paid or properly accrued (in accordance with GAAP), or the basis for such anticipated liability, the specific nature of the breach to which such item is related, the Escrow Agent shall, subject to the provisions of Section 8.7 of this Agreement, deliver to Acquiror shares of Acquiror Common Stock in an amount necessary to indemnify Acquiror for the Damages claimed. All shares of Acquiror Common Stock subject to such claims shall remain in the Escrow Fund until Damages are actually incurred or it is reasonably certain that no Damages will be incurred or paid (in which event such shares shall be distributed to the Former Target Stockholders in accordance with Section 8.10 below).

          (b) For the purpose of determining the number of Escrow Shares that shall be maintained in, or distributed to Acquiror from, the Escrow Fund, each share of the Acquiror Common Stock in the Escrow Fund shall be valued at the average of the closing prices for a share of Acquiror Common Stock as quoted on the Nasdaq National Market for the twenty (20) trading days immediately preceding and ending on the last trading day before the date of such determination.

     8.7  Objections to Claims. At the time of delivery of any Officer's
          --------------------
Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Stockholders' Agent (defined in Section 8.9 below) and for a period of thirty (30) days after such delivery to the Escrow Agent, the Escrow Agent shall make no delivery of Acquiror Common Stock or other property pursuant to Section 8.6 hereof unless the Escrow Agent shall have received written authorization from the Stockholders' Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the Acquiror Common Stock or other property in the Escrow Fund in accordance with Section 8.6 hereof, provided that no such payment or delivery may be made if the Stockholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Acquiror prior to the expiration of such thirty (30) day period.

     8.8  Resolution of Conflicts; Arbitration.
          ------------------------------------

          (a) In case the Stockholders' Agent shall so object in writing to any claim or claims by Acquiror made in any Officer's Certificate, the Stockholders' Agent and Acquiror shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholders' Agent and Acquiror should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Acquiror Common Stock or other property from the Escrow Fund in accordance with the terms thereof.

          (b) If no such agreement can be reached after good faith negotiation, either Acquiror or the Stockholders' Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the Damage is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, Acquiror and the Stockholders' Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 8.6 hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith.

          (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Boston, Massachusetts under the commercial rules then in effect of the American Arbitration Association. For purposes of this Section 8.8, in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Acquiror shall be deemed to be the Non-Prevailing Party unless the arbitrators award Acquiror more than one-half (1/2) of the amount in dispute; otherwise, the Former Target Stockholders for whom shares of Target Common Stock otherwise issuable to them have been deposited in the Escrow Fund shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

     8.9  Stockholders' Agent.
          --------------------

          (a) David Blundin shall be constituted and appointed as agent ("Stockholders' Agent") for and on behalf of the Target stockholders to give and receive notices and communications, to authorize delivery to Acquiror of the Acquiror Common Stock or other property from the Escrow Fund in satisfaction of claims by Acquiror, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than 10 days' prior written notice to Acquiror. The Stockholder's Agent may resign upon thirty (30) days notice to the parties to this Agreement and the Former Target Stockholders. No bond shall be required of the Stockholders' Agent, and the Stockholders' Agent shall receive no compensation for his services. Notices or communications to or from the Stockholders' Agent shall constitute notice to or from each of the Former Target Stockholders.

          (b) The Stockholders' Agent shall not be liable for any act done or omitted hereunder as Stockholders' Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Former Target Stockholders shall severally indemnify the

Stockholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder. The Stockholders' Agent shall be entitled to a distribution from the Escrow Fund equal to any such indemnity claim which has not been satisfied; provided, however, that no such distribution shall be made until all claims of Acquiror set forth in any Officer's Certificate delivered to the Escrow Agent on or prior to each Termination Date have been resolved.

          (c) The Stockholders' Agent shall have reasonable access to information about Target and the reasonable assistance of Target's former officers and employees for purposes of performing his duties and exercising his rights hereunder, provided that the Stockholders' Agent shall treat confidentially and not disclose any nonpublic information from or about Target to anyone (except on a need to know basis to individuals who agree to treat such information confidentially or in connection with any arbitration proceeding).

     8.10 Distribution Upon Termination of Escrow Period. Within five (5)
          ----------------------------------------------
business days following each Termination Date, and at any other time as is appropriate hereunder, the Escrow Agent shall deliver to the Former Target Stockholders all of the Escrow Shares in the Escrow Fund in excess of any amount of such Escrow Shares reasonably necessary to satisfy any unsatisfied or disputed claims for Damages specified in any Officer's Certificate delivered to the Escrow Agent on or before each Termination Date and any unsatisfied or disputed claims by the Stockholder's Agent under Section 8.9. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Former Target Stockholders all Escrow Shares remaining in the Escrow Fund and not required to satisfy such claims. Deliveries of Escrow Shares to the Former Target Stockholders pursuant to this section shall be made in proportion to the allocation set forth in Section 8.3.

     8.11 Actions of the Stockholders' Agent. A decision, act, consent or
          ----------------------------------
instruction of the Stockholders' Agent shall constitute a decision of all Former Target Stockholders for whom shares of Acquiror Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Former Target Stockholder, and the Escrow Agent and Acquiror may rely upon any decision, act, consent or instruction of the Stockholders' Agent as being the decision, act, consent or instruction of each and every such Former Target Stockholder. The Escrow Agent and Acquiror are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholders' Agent.

     8.12 Third-Party Claims. In the event Acquiror becomes aware of a third-
          ------------------
party claim which Acquiror believes will result in a demand against the Escrow Fund, Acquiror shall promptly notify the Stockholders' Agent of such claim. Acquiror shall have the right to settle any such claim with the written consent of the Stockholders' Agent; provided, however, that the Stockholders' Agent may, at his option, direct the settlement negotiations other than for claims related to (i) the intellectual property of Target or (ii) disputes or disagreements with customers of Acquiror or Target. In the event that the Stockholders' Agent has consented in writing to any such settlement and specifically acknowledges in writing that such consent is with respect to a valid claim of Acquiror against the Escrow Fund, then neither the Former Target Stockholders nor the Stockholders' Agent shall have any power or authority to object under
Section 8.7 or any
other provision of this Agreement to the amount of any claim by Acquiror against the Escrow Fund for indemnity with respect to such settlement. If any proceeding is commenced, or if any claim, demand or assessment is asserted, in respect of which a claim for indemnification is or might be made against the Escrow Fund based on matters other than (i) the intellectual property of Target or (ii) claims made by customers of Acquiror or Target, the Stockholders' Agent may, at his option, contest or defend any such action, proceeding, claim, demand or assessment, with counsel selected by the Stockholder Agent who is reasonably acceptable to Acquiror; provided, however, that if Acquiror shall reasonably object to such control, then the Stockholders' Agent and Acquiror shall cooperate in the defense of such matter; provided further, that the Stockholders' Agent shall not admit any liability with respect thereto or settle, compromise, pay or discharge the same without the prior written consent of Acquiror, which consent shall not be unreasonably withheld. With respect to any claim for indemnification based on matters relating to the intellectual property of Target, or customers of Target or Acquiror, Acquiror shall have the option to defend any such proceeding with counsel reasonably satisfactory to the Stockholders' Agent; provided, however, that Acquiror shall not admit any liability with respect thereto or settle, compromise, pay or discharge the same without the prior written consent of the Stockholders' Agent, which consent shall not be unreasonably withheld. The Stockholder Agent or Acquiror, whichever is not controlling the defense of any matter, shall be entitled to participate in such defense, at Acquiror's or the Former Target Stockholders' expense.

     8.13 Maximum Liability and Remedies. The rights of the Acquiror to make
          ------------------------------
claims upon the Escrow Fund in accordance with this Article VIII shall be the sole and exclusive remedy of Acquiror and the Surviving Corporation after the Closing with respect to any representation, warranty, covenant or agreement made by Target under this Agreement and no stockholder, former stockholder, optionholder, warrantholder, director, officer, employee or agent of Target shall have any personal liability to Acquiror or the Surviving Corporation after the Closing in connection with the Merger; provided, however, that nothing herein limits any potential remedies and liabilities of Acquiror or the Surviving Corporation arising under applicable state and federal laws with respect to any fraudulent breaches of the representations, warranties or covenants of Target made in or pursuant to this Agreement. Nothing in this Agreement shall limit the liability (i) of Target for any breach of any representation, warranty or covenant if the Merger does not close, or (ii) of any Target stockholder in connection with any breach by such stockholder of the Stockholder Agreement.


                                   ARTICLE IX

                               GENERAL PROVISIONS
                               ------------------

     9.1  Notices. All notices and other communications hereunder (including any
          -------
Officer's Certificate) shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

          (a)       if to Acquiror or Merger Sub, to:

                    Vignette Corporation
                    901 South MoPac Expressway, Building 3
                    Austin, Texas
                    Attention: President
                    Telephone No.: (512) 306-4300
                    Facsimile No.: (512) 306-4500

                    with a copy to:

                    Gunderson Dettmer Stough Villeneuve Franklin & Hachigian,
                    LLP
                    8911 Capital of Texas Highway, Suite 4240
                    Austin, Texas 78759
                    Attention: Kirk Lundburg
                    Telephone No.: (512) 342-2300
                    Facsimile No.: (512) 342-8181

          (b)       if to Target, to:

                    DataSage, Inc.
                    19 Newcrossing Road
                    Reading, Massachusetts 01867
                    Attention: President
                    Telephone No.: (781) 942-3600
                    Facsimile No.: (781) 942-2163

                    with a copy to:

                    Goodwin, Procter & Hoar LLP
                    Exchange Place
                    Boston, Massachusetts
                    Attention: Stephen Carr and Jeffrey Hadden
                    Telephone No.: (617) 570-1000
                    Facsimile No.: (617) 523-1231

     9.2  Interpretation. When a reference is made in this Agreement to
          --------------
Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole, except changes caused by the announcement of, or the response or reaction of customers, vendors, licensors, investors or employees of, Target or Acquiror to this Agreement and the transactions contemplated hereby, changes, circumstances or conditions affecting Target's or Acquiror's industry in general or changes in general economic, regulatory or political conditions. In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after due and diligent inquiry of David Blundin, David Ellenberger, Paul Smith and John Lunny for Target and Gregory Peters, Joel Katz and Bob Robinson for Acquiror. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the Agreement Date. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.3  Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     9.4  Entire Agreement; No Third Party Beneficiaries. This Agreement, the
          ----------------------------------------------
other Transaction Documents and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Target Disclosure Schedule and the Acquiror Disclosure Schedule, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms and (b) are not intended to confer upon any other person any rights or remedies hereunder, except that it is intended that the Target stockholders and optionholders, and their permitted assigns, shall, and they shall, receive the benefit of the representations, warranties and covenants of Acquiror contained in Articles I, III, V, VII, VIII and IX of this Agreement and the exhibits hereto.

     9.5 Severability. In the event that any provision of this Agreement, or the
         ------------
application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.6  Remedies Cumulative. Except as otherwise provided herein, any and all
          -------------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     9.7  Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the Commonwealth of Massachusetts without regard to applicable principles of conflicts of law. Except as provided in Article VIII, each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the Commonwealth of Massachusetts, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the Commonwealth of Massachusetts for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

     9.8  Assignment. Neither this Agreement nor any of the rights, interests or
          ----------
obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

     9.9  Rules of Construction. The parties hereto agree that they have been
          ---------------------
represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                 [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY.]

     IN WITNESS WHEREOF, Target, Acquiror and Merger Sub have caused this Agreement to be executed and delivered under seal by their respective officers thereunto duly authorized, all as of the date first written above.

                                           VIGNETTE CORPORATION


                                               /s/ GREGORY PETERS
                                           By: _________________________
                                               Gregory Peters
                                               Chief Executive Officer


                                           DATASAGE, INC.

                  [SEAL]

                                               /s/ DAVID ELLENBERGER
                                           By: _________________________
                                               David Ellenberger
                                               President


                                               /s/ PAUL SMITH
                                           By: _________________________
                                               Paul Smith
                                               Treasurer


                                           DS MERGER SUB, INC.

                  [SEAL]

                                               /s/ GREGORY PETERS
                                           By: _________________________
                                               Gregory Peters
                                               President


                                               /s/ JOEL KATZ
                                           By: _________________________
                                               Joel Katz
                                               Treasurer

            SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION

                            Schedules and Exhibits
                            ----------------------

The following schedules and exhibits were omitted. Vignette Corporation shall furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

SCHEDULES
---------

Target Disclosure Letter
Acquiror Disclosure Letter
Option Schedule

Schedule 1.13   Principal Stockholders
Schedule 2.3    List of Target Subsidiaries
Schedule 2.11   Target Real Property
Schedule 2.12   Target Intellectual Property
Schedule 2.15   Target Employee Plans
Schedule 2.18   Target Insurance
Schedule 2.21   List of Principal Stockholders
Schedule 2.25   List of Material Contracts
Schedule 2.27   Third Party Consents
Schedule 6.3    Key Target Employees

EXHIBITS
--------

Exhibit A       Not Applicable
Exhibit B       Not Applicable
Exhibit C       Registration Rights
Exhibit D       Not Applicable
Exhibit E       Not Applicable
Exhibit F       Form of Employee Agreement
Exhibit G       Not Applicable
Exhibit H       FIRPTA Notice